                                                                     EXHIBIT 4.3

                             THE KELLOGG COMPANY --
            BAKERY, CONFECTIONERY, TOBACCO WORKERS AND GRAIN MILLERS
                          SAVINGS AND INVESTMENT PLAN


                     (AS RESTATED EFFECTIVE JANUARY 1, 1997
                    WITH AMENDMENTS THROUGH JANUARY 1, 2002)

                               TABLE OF CONTENTS

PREAMBLE...........................................................................................    1

ARTICLE I..........................................................................................    2
    AMENDMENT AND RESTATEMENT; MERGER..............................................................    2
         1.1    RESTATEMENT........................................................................    2
         1.2    PRINTERS MERGERS...................................................................    2
         1.3    MUNCY MERGER.......................................................................    2
         1.4    TAX REFORM ACT OF 1986 COMPLIANCE..................................................    3

ARTICLE II.........................................................................................    4
    DEFINITIONS....................................................................................    4
         2.1    ACCOUNTS...........................................................................    4
         2.2    ACCRUED BENEFIT....................................................................    6
         2.3    ACTIVE PARTICIPANT.................................................................    6
         2.4    ADMINISTRATIVE COMMITTEE...........................................................    6
         2.5    AUTHORIZED LEAVE OF ABSENCE........................................................    6
         2.6    BENEFICIARY........................................................................    6
         2.7    BOARD OF DIRECTORS.................................................................    6
         2.8    CHAIRMAN OF THE BOARD..............................................................    7
         2.9    CODE...............................................................................    7
         2.10   COMPANY............................................................................    7
         2.11   COMPENSATION.......................................................................    7
         2.12   COMPENSATION REDUCTION ELECTION....................................................    9
         2.13   DISABILITY.........................................................................    9
         2.14   ELIGIBILITY COMPUTATION PERIOD.....................................................    9
         2.15   ELIGIBLE EMPLOYEE..................................................................   10
         2.16   EMPLOYEE...........................................................................   10
         2.17   EMPLOYEE AFTER-TAX CONTRIBUTIONS...................................................   10
         2.18   EMPLOYER...........................................................................   10
         2.19   EMPLOYER CONTRIBUTIONS.............................................................   10
         2.20   ENTRY DATE.........................................................................   11
         2.21   ERISA..............................................................................   11
         2.22   FINANCE COMMITTEE..................................................................   11
         2.23   FORFEITURE.........................................................................   11
         2.24   HARDSHIP...........................................................................   11
         2.25   HIGHLY COMPENSATED EMPLOYEE........................................................   12
         2.26   HOUR OF SERVICE....................................................................   14


                                                                               i
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

         2.27   NORMAL RETIREMENT DATE.............................................................   16
         2.28   PARENTAL LEAVE.....................................................................   16
         2.29   PARTICIPANT........................................................................   16
         2.30   PLAN...............................................................................   17
         2.31   PLAN YEAR..........................................................................   17
         2.32   QUALIFIED JOINT AND SURVIVOR ANNUITY...............................................   17
         2.33   QUALIFIED PRERETIREMENT SURVIVOR ANNUITY...........................................   17
         2.34   RELATED COMPANY....................................................................   17
         2.35   RELATED PLAN.......................................................................   18
         2.36   REQUIRED BEGINNING DATE............................................................   18
         2.37   ROLLOVER CONTRIBUTION..............................................................   19
         2.38   SINGLE LIFE ANNUITY................................................................   19
         2.39   TERMINATION OF EMPLOYMENT..........................................................   20
         2.40   TRUST..............................................................................   20
         2.41   TRUST AGREEMENT....................................................................   20
         2.42   TRUST FUND.........................................................................   20
         2.43   TRUSTEE............................................................................   20
         2.44   UNION..............................................................................   20
         2.45   VALUATION DATE.....................................................................   20
         2.46   "YEAR OF ELIGIBILITY SERVICE.......................................................   21

ARTICLE III........................................................................................   22
    PARTICIPATION..................................................................................   22
         3.1    PARTICIPATION......................................................................   22
         3.2    CERTIFICATION OF PARTICIPATION AND COMPENSATION TO COMMITTEE.......................   22
         3.3    PARTICIPATION UPON RE-EMPLOYMENT...................................................   23
         3.4    LEASED EMPLOYEE....................................................................   23
         3.5    LEAVE OF ABSENCE...................................................................   24

ARTICLE IV.........................................................................................   25
    CONTRIBUTION...................................................................................   25
         4.1    EMPLOYER MATCHING CONTRIBUTIONS....................................................   25
         4.2    BEFORE-TAX CONTRIBUTIONS...........................................................   26
         4.3    ORDER OF APPLICATION OF LIMITATIONS OF SECTIONS 4.2(C)(1). 4.2(C)(2), AND 5.1......   33
         4.4    SPECIAL SECTION 401(K) CONTRIBUTIONS...............................................   34
         4.5    EMPLOYEE AFTER-TAX CONTRIBUTIONS...................................................   34
         4.6    ROLLOVER CONTRIBUTIONS.............................................................   36
         4.8    DETERMINATION AND AMOUNT OF EMPLOYER CONTRIBUTIONS.................................   36
         4.9    VESTING............................................................................   37
         4.9    MILITARY SERVICE...................................................................   37


                                                                              ii
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

ARTICLE V..........................................................................................   38
    LIMITATIONS ON CONTRIBUTIONS...................................................................   38
         5.1    LIMITATIONS ON CONTRIBUTIONS.......................................................   38

ARTICLE VI.........................................................................................   42
    TRUSTEE AND TRUST FUND.........................................................................   42
         6.1    TRUST AGREEMENT....................................................................   42
         6.2    SELECTION OF TRUSTEE...............................................................   42
         6.3    TRUSTEE'S DUTIES...................................................................   42
         6.4    TRUST EXPENSES.....................................................................   42
         6.5    TRUST ENTITY.......................................................................   42
         6.6    SEPARATE ACCOUNT...................................................................   43
         6.7    INVESTMENT FUNDS...................................................................   43
         6.8    TRUST INCOME.......................................................................   44
         6.9    CORRECTION OF ERROR................................................................   45
         6.10   RIGHT OF THE EMPLOYERS TO TRUST ASSETS.............................................   45
         6.11   VOTING OF SHARES IN KELLOGG COMPANY STOCK FUND.....................................   45

ARTICLE VII........................................................................................   47
    BENEFITS.......................................................................................   47
         7.1    PAYMENT OF BENEFITS IN GENERAL.....................................................   47
         7.2    PAYMENT OF ACCRUED BENEFIT ON TERMINATION OF EMPLOYMENT............................   48
         7.3    PAYMENT OF ACCRUED BENEFIT ON ACCOUNT OF DEATH.....................................   54
         7.4    PARTICIPANT WITHDRAWALS............................................................   57
         7.5    DEADLINE FOR PAYMENT OF BENEFITS...................................................   61
         7.6    SPOUSAL CONSENTS...................................................................   61
         7.7    FACILITY OF PAYMENT................................................................   62
         7.8    FORM OF PAYMENT....................................................................   62
         7.9    LUMP SUM PAYMENT WITHOUT ELECTION..................................................   62
         7.10   REQUIRED MINIMUM DISTRIBUTIONS TO PARTICIPANTS.....................................   63
         7.11   REQUEST FOR WITHDRAWAL OR DISTRIBUTION.............................................   65
         7.12   DEDUCTION OF TAXES FROM AMOUNTS PAYABLE............................................   65
         7.13   IMPROPER PAYMENT OF BENEFITS.......................................................   65
         7.14   DIRECT ROLLOVER....................................................................   65
         7.15   LOANS TO PARTICIPANTS..............................................................   67

ARTICLE VIII.......................................................................................   71
    ADMINISTRATION.................................................................................   71
         8.1    ESTABLISHMENT OF COMMITTEES........................................................   71
         8.2    COMMITTEE DUTIES...................................................................   71
         8.3    COMMITTEE MEMBERSHIP...............................................................   73


                                                                             iii
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

         8.4    COMMITTEE STRUCTURE................................................................   74
         8.5    COMMITTEE ACTIONS..................................................................   74
         8.6    COMMITTEE LIABILITY................................................................   74
         8.7    COMMITTEE BONDING..................................................................   74
         8.8    ALLOCATIONS AND DELEGATIONS OF RESPONSIBILITY......................................   75
         8.9    INFORMATION TO BE SUPPLIED BY EMPLOYERS............................................   76
         8.10   RECORDS............................................................................   76
         8.11   FIDUCIARY CAPACITY.................................................................   76
         8.12   COMPANY AS AGENT...................................................................   76
         8.13   FIDUCIARY RESPONSIBILITY...........................................................   76

ARTICLE IX.........................................................................................   78
    CLAIMS PROCEDURE...............................................................................   78
         9.1    INITIAL CLAIM FOR BENEFITS.........................................................   78
         9.2    REVIEW OF CLAIM DENIAL.............................................................   78

ARTICLE X..........................................................................................   80
    AMENDMENT AND TERMINATION OF THE PLAN..........................................................   80
         10.1   DURATION...........................................................................   80
         10.2   AMENDMENT..........................................................................   80
         10.3   TERMINATION........................................................................   81
         10.4   PAYMENT UPON TERMINATION...........................................................   81

ARTICLE XI.........................................................................................   83
    MISCELLANEOUS PROVISIONS.......................................................................   83
         11.1   EMPLOYER JOINDER AND WITHDRAWAL....................................................   83
         11.2   PLAN MERGER........................................................................   83
         11.3   NON-ALIENATION OF BENEFITS.........................................................   83
         11.4   QUALIFIED DOMESTIC RELATIONS ORDER.................................................   84
         11.5   UNCLAIMED AMOUNT...................................................................   87
         11.6   NO CONTRACT OF EMPLOYMENT..........................................................   87
         11.7   REDUCTION FOR OVERPAYMENT..........................................................   87
         11.8   EMPLOYEES' TRUST...................................................................   88
         11.9   SOURCE OF BENEFITS.................................................................   88
         11.10  LIMITATION ON LIABILITY............................................................   88
         11.11  COMPANY MERGER.....................................................................   88
         11.12  GENDER AND NUMBER..................................................................   88
         11.13  HEADINGS...........................................................................   88
         11.14  UNIFORM AND NONDISCRIMINATORY APPLICATION OF PROVISIONS............................   89
         11.15  INVALIDITY OF CERTAIN PROVISIONS...................................................   89
         11.16  LAW GOVERNING......................................................................   89


                                                                              iv
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                                    PREAMBLE

      Kellogg Company and the American Federation of Grain Millers (AFL-CIO), Locals #3 of Battle Creek, Michigan; #252 of Memphis, Tennessee; #50 of Omaha, Nebraska; #211 of San Leandro, California; and #374 of Lancaster, Pennsylvania, have negotiated a Master Agreement and, pursuant to those negotiations, have mutually concurred upon a retirement plan for the benefit of the Employees of the Employer who are represented by the aforementioned Locals. The Plan has been amended and restated from time to time since July 12, 1948. The Plan was last amended and restated effective November 1, 1989; since that time, the Plan has been amended six times. The Plan as amended and restated effective November 1, 1989 is now being restated effective as of January 1, 1997, to reflect the six amendments made to it since it was last amended. The amended and restated plan is intended to comply with the Internal Revenue Service Community Reconciliation Act of 2000, the Internal Revenue Service Restructuring and Reform Act of 1998, the Taxpayer Relief Act of 1997, the Small Business Job Protection Act of 1996, the Uniformed Services Employment and Reemployment Rights Act of 1994, and the Uruguay Round Agreements Act of 1994, as of the dates these laws and the regulations implementing these laws, are effective with respect to the Plan.

      Effective November 1, 1999, the name of the Plan was changed to The Kellogg Company -- Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan (hereinafter referred to as the "Plan"). The following provisions set forth the terms of this Plan, as restated.


                                                                               1
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                                   ARTICLE I

                              RESTATEMENT; MERGER

      1.1 RESTATEMENT. The Kellogg Company American Federation of Grain Millers Savings and Investment Plan as Amended and Restated effective November 1, 1989, as subsequently amended by Amendments No. 1 through 6, is hereby restated effective January 1, 1997 to reflect those six amendments. Effective November 1, 1999 the name of the Plan was changed to The Kellogg Company -- Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan (the "Plan"). The Plan is intended to be a profit sharing plan. A specific provision of this Plan shall apply only to an employee who terminates employment with an Employer on or after the effective date of such provision. The benefit payable to or on behalf of a Participant included under the Plan in accordance with the following provisions shall not be affected by the terms of any amendment to the Plan adopted after such Participant's employment terminates, unless the amendment expressly provides otherwise.

      1.2 PRINTERS MERGERS. Effective as of May 1, 1990, pursuant to negotiations between Kellogg Company and the Printing Specialties and Paper Products Union Local #480 Battle Creek, Michigan and with the consent of the American Federation of Grain Millers (AFL-CIO), The Kellogg Company Printing Specialties and Paper Products Union, Local 480 Savings and Investment Plan (the "Printers Plan") was merged into this Plan. The provisions of the Plan apply to persons who were participants under the Printers Plan on April 30, 1990 and who continued in the employ of the Employer on and after May 1, 1990 and were represented by the American Federation of Grain Millers on or after such date.

      1.3 MUNCY MERGER. Effective March 1, 1990, Local #401 of Muncy, Pennsylvania of the American Federation of Grain Millers (AFL-CIO) was recognized and Local #401 and The Kellogg Company have negotiated a separate Agreement and, pursuant to those negotiations, have mutually agreed that Employees of the Employer who are represented by Local #401 should participant in the Plan. Effective November 1, 1990, the account balances of the Muncy Participants were transferred from The Kellogg Company Salaried Savings and Investment Plan to the Plan. Except as otherwise provided for herein after such date the Plan shall be fully applicable to Muncy Participants.


                                                                               2
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

      1.4 TAX REFORM ACT OF 1986 COMPLIANCE. To the extent necessary to conform the provisions of the Plan and the Printers Plan to those requirements of the Tax Reform Act of 1986, subsequent legislation and regulatory pronouncements that were first effective on or after November 1, 1987 and before November 1, 1989, those provisions which were required to be effective earlier in order for the Plan and the Printers Plan to maintain their tax-qualified status shall be effective on such earlier date as required by law.


                                                                               3
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                                   ARTICLE II

                                  DEFINITIONS

      The following terms whenever used in the following capitalized form shall have the meaning set forth below, unless the context clearly indicates otherwise:

      2.1 "ACCOUNTS" means the following separate Accounts consisting of the amounts described below, plus income and gains and less expenses and losses attributable thereto, and reduced by any distributions therefrom:

            (a) An "Employee After-Tax Account" consisting of:

                  (1) Employee After-Tax Contributions made to the Plan after
            October 31, 1978 and prior to January 1, 1987, and

                  (2) Employee After-Tax Contributions made to the Plan after
            January 1, 1987.

            An Employee After-Tax Account shall be comprised of Part A and Part
      B. Part A shall equal the contributions made by a Participant and not exceeding five percent (5%) of wages and all withdrawals, income, gains and losses attributable thereto. Part B shall equal Participant contributions in excess of five percent (5%) of his wages and all withdrawals, income, gains and losses attributable thereto.

            (b) A "Before-Tax Account" consisting of Before-Tax Contributions and Special Section 401(k) Contributions. A Before-Tax Account shall be comprised of Part A and Part B. Part A shall equal the contributions made by the Company on behalf of the Participant which do not exceed five percent (5%) of wages, and all withdrawals, income, gains and losses attributable thereto. Part B shall equal contributions in excess of five percent (5%) of his wages and all withdrawals, income, gains and losses attributable thereto.

            (c) A "Company Account," as follows:


                                                                               4
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                  (1) Through August 2, 1998, the Company Account consisted of
            Employer Matching Contributions, and was comprised of two parts as follows:

                        (A) "Part A" consisting of all Employer Matching
                  Contributions for Plan Years prior to October 18, 1981 plus five-sevenths (5/7ths) of Employer Matching Contributions for Plan Years commencing from October 19, 1981 and before October 4, 1987, plus five-eighths (5/8ths) of Employer Matching Contributions contributed subsequent to October 4, 1987, plus two-sevenths (2/7ths) of Employer Matching Contributions for Plan Years commencing after October 17, 1984 and before October 4, 1987 and two-eighths (2/8ths) of Employer Matching Contributions for Plan Years subsequent to October 4, 1987; and

                        (B) "Part C" consisting of one-eighth (1/8th) of
                  Employer Matching Contributions for Plan Years commencing after October 4, 1987.

                  (2) Effective from and after August 3, 1998, .the Company
            Account consists of Parts A and C as described in (1) above, and also of the following subaccounts:

                        (A) a "Company Profit Sharing Elective Cash Account"
                  consisting of all elective cash credited to the Participant as of October 31, 1978.

                        (B) an "Employee Profit Sharing Account" consisting of
                  employee contributions for Plan Years commencing before November 1, 1978.

                        (C) a "Company Deferred Profit Sharing Account"
                  consisting of all contributions by an Employer (other than elective cash) and net withdrawal credits for Plan Years commencing before November 1, 1978.

            (d) A "Rollover Account" consisting of Rollover Contributions.

      For Participants who formerly participated in The Kellogg Company Printing Specialties and Paper Products Union, Local 480 Savings and Investment Plan, their accounts under such


                                                                               5
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN plan shall be transferred to this Plan effective May 1, 1990 and shall constitute the beginning balance in the Participant's comparable Accounts under this Plan.

      2.2 "ACCRUED BENEFIT" means a Participant's total interest in the Trust composed of his Accounts. The value of an Accrued Benefit at any time during any Plan Year shall be its value as adjusted on the coinciding or immediately preceding Valuation Date.

      2.3 "ACTIVE PARTICIPANT" means: (a) with respect to Employer Matching Contributions and Special Section 401(k) Contributions, a Participant who is an Eligible Employee employed by an Employer and who has completed a one (1) Year of Eligibility Service; and (b) with respect to Employee After-Tax Contributions, Before-Tax Contributions and the non-discrimination rules set forth in Sections 4.1(c) and 4.2(c)(2), a Participant who is an Eligible Employee employed by an Employer; in each case subject to the provisions of
Section 3.3.

      2.4 "ADMINISTRATIVE COMMITTEE" means the administrative committee appointed pursuant to Section 8.1 to administer the Plan.

      2.5 "AUTHORIZED LEAVE OF ABSENCE" means any absence authorized by an Employer under the Employer's standard personnel practices. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee returns to employment with the Employer with re-employment rights provided by law.

      Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

      2.6 "BENEFICIARY" means any person designated by a Participant to receive death benefits under the Plan.

      2.7   "BOARD OF DIRECTORS" means the board of directors of Kellogg
Company.


                                                                               6
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

      2.8 "CHAIRMAN OF THE BOARD" means the chairman of the Board of Directors of Kellogg Company.

      2.9 "CODE" means the Internal Revenue Code of 1986, as amended, or any succeeding Internal Revenue Code, and references to sections thereof shall be deemed to include any such sections as amended, modified or renumbered.

      2.10 "COMPANY" means Kellogg Company or any successor corporation by merger, consolidation, purchase or otherwise, which elects to adopt the Plan and the Trust.

      2.11  "COMPENSATION" means the amounts below:

            (a) Except as provided in (b) or (c), Compensation means the total wages (as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) paid to an Employee by an Employer for services rendered or while the Employee is on a paid Authorized Leave of Absence (but not during any period of Disability), increased by any elective contributions that are made by the Employer on behalf of the Employee that are not includable in income under Sections 125 or 402(a)(8) (402(e)(3) as of January 1, 1993) of the Code, and
      excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits. Notwithstanding the foregoing, Compensation shall include severance payments and pay in lieu of vacation, but severance pay under the ad hoc program negotiated September 28, 1995 shall be excluded. Furthermore, Compensation shall not include severance pay that Employees received under the Battle Creek South Plant Program, a voluntary program consisting of an enhanced retirement option and severance option that was offered on September 22, 1999 to certain Employees who would be eligible to retire as of December 31, 2005 under The Kellogg Company -- Bakery, Confectionery, Tobacco Workers and Grain Millers Pension Plan ("Battle Creek South Plant Program").

            (b) For purposes of determining the limitations under Article V, Compensation means total wages (as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source but determined without regard to any rules that limit the


                                                                               7
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN remuneration included in wages based on the nature or location of the employment or the services performed) paid to an Employee by an Employer and any Related Company for the Plan Year, increased by elective contributions that are made by the Employer or a Related Company on behalf of the Employee that are not includable in income under Section 125 or 402(a)(8) (402(e)(3) (as of January 1, 1993) or, effective January 1, 2001, 132(f)(4) of the Code, and excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits.

            (c) For purposes of determining whether an Employee is a Highly Compensated Employee in accordance with Section 2.25 and for purposes of determining the Actual Deferral Percentage under Section 4.2(c), Compensation means Compensation as defined in (b) above.

      Effective for periods beginning on or after November 1, 1989 and except for purposes of determining Highly Compensated Employees under Section 2.25, and the limitations under Section 5.1, the amount of an Employee's annual Compensation taken into account under the Plan will not exceed $200,000 (increased as permitted by applicable regulations and rulings to reflect cost-of-living adjustments). In determining the Compensation of an Employee for purposes of this limitation, the Family Member attribution rules of Section 2.25(f) shall apply, but only for Plan Years beginning before 1997.

            For Plan Years beginning on or after November 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA `93 annual compensation limit. The OBRA `93 annual compensation limit is $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code.

            The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.


                                                                               8
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

            If, as a result of the application of such rules the adjusted annual Compensation limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section 2.11 prior to the application of this limitation.

      2.12 "COMPENSATION REDUCTION ELECTION" means the properly completed form (or other process) provided by the Administrative Committee which has been filed by the Participant with the Administrative Committee as provided in Section 4.2.

      2.13 "DISABILITY" means a permanent and total physical or mental incapacity that prevents a Participant from properly performing the duties of his employment; provided that "Disability" shall not include any such condition which was incurred, contracted or suffered while the Participant was willfully and illegally engaged in, or resulted from his having willfully and illegally engaged in, any felonious criminal action; was incurred, contracted or suffered during, or as a result of, service in the Armed Forces of the United States or in the military service of any other country; or arose out of and in the course of employment other than employment with the Participant's Employer or a Related Company. Such determination shall be made by the Administrative Committee on the basis of such medical and other competent evidence as the Administrative Committee shall deem relevant.

      2.14 "ELIGIBILITY COMPUTATION PERIOD" means the twelve-month period commencing with the date an Employee performs his first Hour of Service (or performs his first Hour of Service following a Break in Service) with an Employer (or other Related Company) and succeeding 12-consecutive month periods beginning on the anniversaries of the date the Employee performs his first Hour of Service (or performs his first Hour of Service following a Break in Service). For purposes of being eligible to have Employer Matching Contributions under
Section 4.1 or Special Section 401(k) Contributions under Section 4.5 contributed to the Plan on his behalf, an Employee must complete a Year of Eligibility Service within an Eligibility Computation Period. Likewise, for these same purposes, "Break in Service" means the first anniversary of an Employee's "Severance from Service Date" and the term "One Year Break in Service" means the first anniversary of an Employee's "Severance from Service Date". "Severance from Service Date" means the date that occurs with respect to an Employee or Participant upon the earlier of (a) the date on which he quits, is discharged, retires or dies, or (b) the first anniversary of the date he is absent for any other reason.


                                                                               9
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

      2.15 "ELIGIBLE EMPLOYEE" means any Employee employed by an Employer and, effective August 3, 1998, who has completed the probationary period set forth in the applicable collective bargaining agreement but excluding any Leased Employee as defined in Section 3.4.

      2.16 "EMPLOYEE" means any individual who is employed by an Employer or a Related Company (including an individual who is on an Authorized Leave of Absence) and is represented by the American Federation of Grain Millers (AFL-CIO), Locals #3 of Battle Creek, Michigan; #252 of Memphis, Tennessee; #50 of Omaha, Nebraska; #211 of San Leandro, California; and #374 of Lancaster, Pennsylvania. Effective November 1, 1990, Employee also means any individual who is employed by an Employer or a Related Company (including an individual who is on an Authorized Leave of Absence) and is represented by the American Federation of Grain Millers (AFL-CIO), Local #401 of Muncy, Pennsylvania.

      2.17 "EMPLOYEE AFTER-TAX CONTRIBUTIONS" means the contributions made to the Plan by a Participant pursuant to Section 4.5.

      2.18 EMPLOYER" means Kellogg U.S.A., Inc., the Company and any Related Company which elects to adopt the Plan.

      2.19 "EMPLOYER CONTRIBUTIONS" means the following payments made from time to time by an Employer to the Trustee:

            (a) "Employer Contributions" made pursuant to Section 4.1.

            (b) "Before-Tax Contributions" made pursuant to Section 4.2.

            (c) "Special Section 401(k) Contributions" made pursuant to Section 4.4.

      2.20 "ENTRY DATE" means the first day of each calendar month and such additional dates as the Administrative Committee shall provide. Effective August 3, 1998, "Entry Date" means any day within the calendar year.

      2.21 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations issued thereunder.


                                                                              10
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

      2.22 "FINANCE COMMITTEE" means the finance committee appointed pursuant to Section 8.1 to direct the investment of the assets of the Trust Fund.

      2.23 "FORFEITURE" means the portion of a Participant's Accrued Benefit which is forfeited as provided in Section 11.5.

      2.24 "HARDSHIP" means immediate and heavy financial need of the Participant which cannot be met by funds reasonably available from his other resources on account of:

            (a) Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Section 152 of the Code);

            (b) Purchase (excluding mortgage payments) of a principal residence for the Participant;

            (c) Payment of tuition for post-secondary education for the Participant, his spouse, children or dependents; effective April 1, 1992, payment of tuition and related education fees for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents; (d) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

            (e) The need to pay expenses arising from the death of a family member (spouse, children (including adopted children), grandchildren, parents, grandparents, father-in-law, mother-in-law, brother, sister, brother-in-law or sister-in-law) of the Participant;

            (f) Such other events, if any, that are designated by the Internal Revenue Service as constituting deemed immediate and heavy financial needs in regulations, revenue rulings, notices, or other documents of general applicability; or


                                                                              11
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

            (g) Effective July 1, 1991, such other events as are determined by the Administrative Committee, on the basis of all relevant facts and circumstances, to constitute immediate and heavy financial need.

      2.25  "HIGHLY COMPENSATED EMPLOYEE" means:

            (a) any individual who performs services as an Employee for an Employer or a Related Company during the preceding Plan Year and who at any time during the preceding Plan Year (1) had Compensation from the Company in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code) and (2) was in the top-paid group of Employees for such preceding Plan Year. An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top 20% of Employees when ranked on the basis of Compensation paid during such Plan Year;

            or

            (b) any individual who during the Plan Year or the preceding Plan Year is more than a 5% owner (or is considered as owning more than 5% within the meaning of Section 318 of the Code) ("5% Owner") of the Employer or a Related Company.

            (c) For purposes of this Section 2.25, a former Employee shall also be treated as a Highly Compensated Employee for a Plan Year if such former Employee had a Termination of Employment prior to such Plan Year and was a Highly Compensated Employee (within the meaning of Subsections (a) and (b) above) for either the Plan Year in which he had a Termination of Employment or any Plan Year ending on or after his 55th birthday.

            (d) For purposes of this Section 2.25, an Employee who performs no services for the Employer or Related Companies during a Plan Year (for example, an Employee who is on an Authorized Leave of Absence throughout the Plan Year) shall be treated as having had a Termination of Employment in the Plan Year in which he last performed services for the Employer or a Related Company.


                                                                              12
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

            (e) For purposes of subsection (c) above, an Employee who performs services for the Employer or a Related Company during a Plan Year shall nevertheless be deemed to have had a Termination of Employment (solely for purposes of determining whether such Employee is a Highly Compensated Employee under subsection (c) for any period after he has an actual Termination of Employment) if (1) in a Plan Year prior to his attainment of age 55, the Employee receives Compensation in an amount less than 50% of his average annual Compensation for the three consecutive calendar years preceding such Plan Year during which his Compensation was the greatest (or the total period of the Employee's service with the Employer and Related Companies, if less) and (2) after such Plan Year in which the Employee is deemed to have had a Termination of Employment and before the Plan Year in which the Employee has an actual Termination of Employment, the Employee's services for and Compensation from the Employer and Related Companies do not increase significantly.

            (f) For purposes of this Section 2.25, Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer or a Related Company which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) shall not be treated as Employees.

            (g) For purposes of Section 2.25, the "preceding Plan Year" will never be a period of fewer than twelve months. This means that for purposes of this Section 2.25, for the Plan Year beginning on January 1, 2002, and ending on December 31, 2002, the "preceding Plan Year" will be determined to be the twelve-month calendar year period beginning January 1, 2001 and ending on December 31, 2001.

      2.26 "HOUR OF SERVICE" means each hour for which an Employee is paid, or entitled to payment, by an Employer or a Related Company:

            (a) for the performance of duties;

            (b) on account of a period of time during which no duties were performed; provided that, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee performs no duty, and provided that no


                                                                              13
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

      Hours of Service shall be credited for payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws, or for reimbursement of medical expenses;

            (c) for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Employer or Related Company; provided that, no more than 501 Hours of Service shall be credited for any single continuous period of time during which the Employee did not or would not have performed duties and, provided that, Hours of Service credited under (a) and (b) shall not be credited under (c); and

            (d) for work after the Employee ceases to be a Participant but continues to work for the Employer or Related Company outside of the Bargaining Unit.

      The determination of Hours of Service for reasons other than the performance of duties shall be determined in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(b), and Hours of Service shall be credited to computation periods in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(c). For Employees who are paid on other than an hourly basis, Hours of Service shall be credited for each payroll period of the Employer for which the Employee receives or is entitled to receive compensation according to the following chart:

            PAYROLL PERIOD                 HOURS OF SERVICE CREDITED
            -----------------              -------------------------
            (1)  Weekly                               45
            (2)  Semi-Monthly                         95
            (3)  Monthly                             190

      To the extent not credited above, solely for purposes of avoiding a Break in Service, for periods of absence from work on account of Parental Leave, an Employee shall be credited, but not in excess of the number of Hours of Service required to bring the total of Hours of Service for the Eligibility Computation Period to 501, with

            (1) the Hours of Service which normally would have been credited to such individual but for the Parental Leave or


                                                                              14
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

            (2) 8 Hours of Service per day of such absence if the Plan is unable to determine the Hours of Service which would have been credited to such individual but for the Parental Leave.

      An Employee's Hours of Service for absence on account of Parental Leave shall be credited to the Eligibility Computation Period in which absence because of a Parental Leave commenced, except that if such Hours of Service are not needed to prevent a Break in Service in the Eligibility Computation Period in which the absence because of Parental Leave commenced and if such Parental Leave continues into a subsequent Eligibility Computation Period, the Hours of Service shall be credited to the subsequent Eligibility Computation Period.

      Furthermore, to the extent not credited above, solely for purposes of determining whether a Break in Service has occurred, an Employee who is absent from work for a leave under the Family and Medical Leave Act of 1993 shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence.

      Notwithstanding anything in this Section 2.26 to the contrary, effective on and after January 1, 1997, service shall be determined on an elapsed time basis. For this purpose "elapsed time" means the twelve-consecutive month period commencing with the date an Employee is employed (or re-employed following a One Year Break in Service) by an Employer and succeeding twelve-consecutive month periods beginning on the anniversaries of the date of employment (or re-employment following a One Year Break in Service). For the one-year period beginning January 1, 1997, in the event that an Employee would receive more service based on the method of crediting service effective before January 1, 1997, than based on the elapsed time method for that same period, service shall be counted so as to grant an Employee the maximum service based on the prior method of crediting service for the period to January 1, 1997, plus the service based on the elapsed time method on and after January 1, 1997, or the elapsed time method from the beginning of the Employee's current Eligibility Computation Period.

      As a result of the change to the elapsed time method, Employees who incur a Parental Leave will not incur a Break in Service (for purposes of eligibility) until the second anniversary of the date upon which such Employees first were absent on a Parental Leave. Furthermore, the Employee's period of absence while on a Parental Leave will be considered in determining


                                                                              15
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN whether the Employee completes an Eligibility Computation Period for purposes of becoming eligible to receive Employer Matching Contributions under Section 3.1"

      2.27 "NORMAL RETIREMENT DATE" means the date on which a Participant attains age 65.

      2.28 "PARENTAL LEAVE" means a period of time beginning after December 31, 1984, during which an Employee is absent from work: (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. An absence from work shall not be a Parental Leave unless the Employee furnishes the Administrative Committee such timely information as may reasonably be required to establish that the absence from work was for one of the reasons specified in this Section 2.28 and the number of days for which there was such an absence. Nothing contained herein shall be construed to establish an Employer policy of treating a Parental Leave as an Authorized Leave of Absence.

      2.29 "PARTICIPANT" means an Eligible Employee participating in the Plan as provided in Article III. Muncy Participant means an Eligible Employee represented by Local #401 of the Union at Muncy, Pennsylvania.

      2.30 "PLAN" means The Kellogg Company American Federation of Grain Millers Savings and Investment Plan as herein set forth, and as hereafter from time to time amended. The plan is intended to qualify as a profit sharing plan under
Section 401 (a) of the Code. Effective January 1, 1999 the name of the Plan has changed to The Kellogg Company -- Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan.

      2.31 "PLAN YEAR" "Plan Year" means, effective January 1, 2002, the twelve-month period beginning on each January 1, and ending on the next succeeding December 31. Prior to January 1, 2002, "Plan Year" meant the twelve-month period beginning on each November 1, and ending on the next succeeding October 31, except that there was a short plan year beginning November 1, 2001, and ending on December 31, 2001.


                                                                              16
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

      2.32 "QUALIFIED JOINT AND SURVIVOR ANNUITY" means a non-transferable annuity payable to the Participant for life with a non-transferable survivor annuity for the life of the Participant's spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Participant's spouse, and in an amount which can be purchased with the Participant's Accrued Benefit. In the case of an unmarried Participant, a Qualified Joint and Survivor Annuity is an annuity for the life of the Participant.

      2.33 "QUALIFIED PRERETIREMENT SURVIVOR ANNUITY" means a non-transferable annuity for the life of the Participant's surviving spouse in an amount which can be purchased with the Participant's Accrued Benefit.

      2.34 "RELATED COMPANY" means a corporation, trade, or business if it and an Employer are members of a controlled group of corporations as defined in
Section 414(b) of the Code or under common control as defined in Section 414(c) of the Code or members of an affiliated service group as defined in Section 414(m) of the Code or members of a group the members of which are required to be aggregated pursuant to regulations under Section 414(o) of the Code; provided, however, for purposes of Sections 2.35 and 5.1, the standard of control for determining a Related Company under Sections 414(b) and 414(c) of the Code (and thus also Related Plans) shall be deemed to be more than 50%, rather than "at least 80%".

      2.35 "RELATED PLAN" means any other defined contribution plan or any defined benefit plan (as defined in Section 415(k) of the Code) maintained by an Employer or a Related Company, respectively called a "Related Defined Contribution Plan" and "Related Defined Benefit Plan."

      2.36 "REQUIRED BEGINNING DATE" means the following:

            (a) for a Participant who attains age 70-1/2 prior to January 1, 1988, the later of:

                        (1) the December 31 of the calendar year in which he
                  attains age 70-1/2 or


                                                                              17
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                        (2) if the Participant is not a 5% owner of the Employer
                  or a Related Company (as determined under Code Section 416(i)) at any time during the Plan Year ending with or within the calendar year in which he attains age 70-1/2 or any of the four (4) prior Plan Years, December 31 of the calendar year in which he has a Termination of Employment, provided that if any such Participant becomes a five percent (5%) owner during any Plan Year after he attains age 70-1/2, the "Required Beginning Date" for such Participant shall be the April 1 of the calendar year following the calendar year in which such Plan Year ends, and

            (b) for a Participant who attains age 70-1/2 on or after January 1, 1988, the December 31 of the calendar year in which the Participant attains age 70-1/2; provided, however, that in no event shall a Participant's "Required Beginning Date" occur prior to December 31, 1987, and provided further that if a Participant attained age 70-1/2 during 1988, is not a five percent (5%) owner, and had not retired by January 1, 1989, the Participant's "Required Beginning Date" shall be January 1, 1989.

            (c) for a Participant who attains age 70-1/2 on or after January 1, 1999, the later of:

                        (1) the April 1 of the calendar year following the
                  calendar year in which he attains age 70-1/2, or

                        (2) if the Participant is not a 5% owner of the Employer
                  or a Related Company (as determined under Code Section 416(i)) at any time during the Plan Year ending with or within the calendar year in which he attains age 70-1/2 or any of the four (4) prior Plan Years, the April 1 of the calendar year following the calendar year in which he has a Termination of Employment, provided that if any such Participant becomes a five percent (5%) owner during the Plan Year after he attains age 70-1/2, the "Required Beginning Date" for such Participant shall be the April 1 of the calendar year following the calendar year in which such Plan Year ends.


                                                                              18
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

            (d) furthermore, all benefit distributions under the Plan shall comply with Sections 401(a)(9) of the Code. In addition, the distributions will be made in accordance both with the minimum distribution requirements and the minimum distribution incidental benefit requirements of proposed Internal Revenue Regulations Section 1.401(a)(9)-1 and 1.401(a)(9)-2.

      2.37 "ROLLOVER CONTRIBUTION" means a rollover contribution from a qualified trust as described in Code Section 402(c), from an employee annuity as described in Code Section 403(a)(4), or from an individual retirement account or individual retirement annuity as described in Code Section 408(d)(3) made in accordance with Section 4.6 of the Plan.

      2.38 "SINGLE LIFE ANNUITY" means a monthly pension payable to the Participant during his lifetime, which terminates the month following the Participant's death, in an amount which can be purchased with the Participant's Accrued Benefit.

      2.39 "TERMINATION OF EMPLOYMENT" occurs when a person leaves the employ of an Employer or Related Company or fails to return to work at the termination of an Authorized Leave of Absence. Transfers of employment from an Employer or Related Company to employment by another Employer or Related Company shall not constitute a Termination of Employment.

      2.40 "TRUST" means the trust established and maintained for the purposes of the Plan, which is administered by the Trustee in accordance with the provisions of the Trust Agreement.

      2.41 "TRUST AGREEMENT" means the agreement between the Company and the Trustee establishing The Kellogg Company American Federation of Grain Millers Savings and Investment Trust.

      2.42 "TRUST FUND" means any property, real or personal, received by the Trustee, plus all income and gains and less losses, expenses and distributions chargeable thereto.

      2.43 "TRUSTEE" means the corporation, bank, trust company, individual or individuals who accept appointment as trustee to execute the duties of the Trustee set forth in the Trust Agreement.


                                                                              19
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

      2.44 "UNION" shall mean Locals #3 of Battle Creek, Michigan; #252 of Memphis, Tennessee; #50 of Omaha, Nebraska; #211 of San Leandro, California; #374 of Lancaster, Pennsylvania; and #401 of Muncy, Pennsylvania of the American Federation of Grain Millers (AFL-CIO). Said Union shall also be referred to as Bargaining Unit.

      2.45 "VALUATION DATE" means the last day of each calendar month and such additional dates as the Administrative Committee shall deem appropriate. Effective August 3, 1998, "Valuation Date" means the end of any business day of the calendar year. For the purposes of this Plan the end of each business day shall be 4:00 p.m., Eastern Standard Time ("ET") or such earlier time that the New York Stock Exchange ("NYSE") closes on a business day.

      2.46 "YEAR OF ELIGIBILITY SERVICE" means an Eligibility Computation Period in which an Employee completes one year of service with an Employer as of the anniversary of the date the Employee performs his first Hour of Service (or performs his first Hour of Service following a Break in Service). With respect to a temporary occasional employees, the Eligibility Computation Period shall begin with the first hour of the first day in which they are actively employed as an Employee.


                                                                              20
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                                  ARTICLE III

                                 PARTICIPATION

      3.1 PARTICIPATION. Each Participant who is an Eligible Employee employed by an Employer on November 1, 1989 will be a Participant in the Plan on November 1, 1989, and each Employee who participated in The Kellogg Company Printing Specialties and Paper Products Union, Local 480 Savings and Investment Plan on April 30, 1990 and who is an Eligible Employee employed by an Employer on May 1, 1990 will be a Participant in the Plan on May 1, 1990; provided that a Participant shall not be eligible to have Employer Matching Contributions or Special Section 401(k) Contributions contributed to the Plan on his behalf prior to the first Entry Date coinciding with or next following the date he completes a Year of Eligibility Service.

      Each other Eligible Employee shall be eligible to become a Participant in this Plan on the first Entry Date coinciding with or next following the date he becomes an Eligible Employee by completing an Hour of Service; provided that a Participant shall not be eligible to have Employer Matching Contributions or Special Section 401(k) Contributions contributed to the Plan on his behalf prior to the first Entry Date coinciding with or next following the date he completes an Eligibility Computation Period. Such Eligible Employee shall become a Participant in the Plan upon making a Compensation Reduction Election pursuant to Section 4.2 or upon electing to make Employee After-Tax Contributions pursuant to Section 4.5.

      Admission to participation in the Plan shall only be made when an Eligible Employee is not on an Authorized Leave of Absence or serving with the Armed Forces of the United States. Each Participant shall continue as such until the later of his Termination of Employment or the distribution of his entire Accrued Benefit.

      3.2 CERTIFICATION OF PARTICIPATION AND COMPENSATION TO COMMITTEE. Each Employer shall certify to the Administrative Committee, within a reasonable time after each Entry Date, the names of all new Participants, such Participants' Compensation and such other information as the Committee may request.


                                                                              21
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

      3.3 PARTICIPATION UPON RE-EMPLOYMENT.

            (a) Eligible Employee. An Employee who (1) has a Termination of Employment, (2) was a Participant immediately before such Termination of Employment, and (3) thereafter becomes an Eligible Employee shall again become a Participant immediately upon becoming an Eligible Employee, provided that such Employee's Compensation Reduction Election shall not become effective prior to the first day of the payroll period following the Entry Date coinciding with or next following the date he again becomes a Participant; and provided further, that such a Participant shall not be eligible to have Employer Matching Contributions or Special Section 401(k) Contributions contributed to the Plan on his behalf prior to the first Entry Date coinciding with or next following the date he completes a Year of Eligibility Service.

            (b) Ineligible Employee. An Employee who (1) has a Termination of Employment, (2) was an ineligible Employee immediately before such Termination of Employment, and (3) thereafter becomes an Eligible Employee shall become a Participant immediately upon becoming an Eligible Employee, provided that such Employee's Compensation Reduction Election shall not become effective prior to the first day of the payroll period following the Entry Date coinciding with or next following the date he again becomes a Participant; and provided further, that such a Participant shall not be eligible to have Employer Matching Contributions or Special Section 401(k) Contributions contributed to the Plan on his behalf prior to the first Entry Date coinciding with or next following the date he completes a Year of Eligibility Service.

      3.4 LEASED EMPLOYEE. To the extent required under Section 414(n) of the Code and the regulations thereunder, a Leased Employee shall be treated as an Employee of the Employer or Related Company. Contributions or benefits provided a Leased Employee by the Employer or a Related Company which are attributable to services performed for the Employer or a Related Company shall be treated as provided by the Employer or Related Employer.

      "Leased Employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one (1) year and


                                                                              22
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN such services are performed under primary direction or control by the recipient provided that any such person shall not be taken into account if (a) such person is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least ten percent (10%) of Compensation; (ii) immediate participation; and (iii) full and immediate vesting; and (b) leased employees do not constitute more than twenty percent (20%) of the workforce of the recipient who are not Highly Compensated Employees. Contributions or benefits provided a leased employee by the leasing employer shall be treated as provided by the recipient employer.

      3.5 LEAVE OF ABSENCE. It is recognized that the Employer may grant leaves of absence to Participants in accordance with the provisions of a Master Agreement between the Company and the Union. A Participant on leave of absence shall continue to have the same rights and be subject to the same duties as Participants in active service of the Company. During the period of leave of absence, a Participant shall not make any contributions, except if a Participant is an elected official of Locals No. 3, 50, 211, 252 or 374 of the Union and the Participant's employer union makes contributions to the Trustees on behalf of such Participant, pursuant to Section 4.1, as if such employer union were the Employer. Contributions so made by such employer unions shall be deemed to have been made by the Employer pursuant to its obligations under the Trust Agreement. Except as herein otherwise provided, if a leave of absence is terminated other than by return to active service with the Employer or to service with a domestic subsidiary of the Employer, the date of termination of such leave of absence, for all purposes of the Plan shall be considered as the date of termination of such Participant's employment with the Employer and distribution shall be made from the Trust Fund in the same manner and subject to the same conditions as if he had resigned or been dismissed from active service of the Employer at the time of such termination.


                                                                              23
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                                   ARTICLE IV

                                  CONTRIBUTION

      4.1 EMPLOYER MATCHING CONTRIBUTIONS.

            (a) Employer Matching Contributions. For each payroll period during a Plan Year each Employer shall contribute on behalf of each Active Participant employed by the Employer an amount equal to 80% of the Before-Tax Contributions or the Employee After-Tax Contributions, whichever is applicable, made on behalf of the Active Participant pursuant to Section 4.2 or Section 4.5 for such payroll period; provided, however, that the amount of Before-Tax Contributions or Employee After-Tax Contributions taken into account for purposes of determining the amount of Employer Matching Contributions with respect to any payroll period shall not exceed 5% of the Participant's Compensation during such payroll period. Effective August 3, 1998, 12.5% of each $1.00 of Employer Matching Contributions shall be made in the form of Kellogg Company Stock and shall immediately be placed in The Kellogg Company Stock Fund.

            (b) Deadline for Employer Matching Contributions. Employer Matching Contributions for each payroll period during a Plan Year shall be delivered to the Trustee as soon as reasonably possible after the end of the calendar month in which such payroll period ends, and on or before such date as the Administrative Committee shall specify, but not later than the due date for the filing of the federal income tax return (including any extensions) of the Employer for the tax year during which the last day of such Plan Year occurs.

            (c) Allocation of Employer Matching Contributions. As of each Valuation Date, Employer Matching Contributions made to the Plan since the immediately preceding Valuation Date will be allocated to the Company Account of each Active Participant on whose behalf they were made.

            (d) Deemed Compliance. In accordance with the provisions of Section 1.401(m)-1(a)(3) of the Internal Revenue Service Regulations, the non-discrimination rules of Section 401(m) of the Code, including the requirements for discrimination testing, are


                                                                              24
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN not applicable to the Plan. The Plan automatically satisfies the provisions of Section 410(b) of the Code since the Plan is maintained pursuant to a collective bargaining agreement.

      4.2 BEFORE-TAX CONTRIBUTIONS.

            (a) Before-Tax Contributions. Each Active Participant shall have his Compensation reduced for each payroll period by calling the Saving & Investment Center ("S&I Center) at 1-888-280-6933 and specifying in a Compensation Reduction Election the amount his or her compensation is to be reduced. The Compensation Reduction Election shall be filed with the Administrative Committee (in a manner prescribed by the Administrative Committee that may include the use of electronic transmission and/or interactive voice response systems). Each Employer shall contribute to the Trust, as a Before-Tax Contribution on behalf of each Active Participant employed by the Employer, the amount by which such Participant's Compensation has been reduced by the Participant's Compensation Reduction Election.

            A Participant's Compensation Reduction Election will equal a minimum of 1% up to a maximum of 16% (effective November 1, 1998 the maximum is increased to 21%) of Compensation (in increments of 1%) in accordance with such rules as the Administrative Committee, in its discretion, shall from time to time specify. Furthermore, for any calendar year Before Tax Contributions of any Active Participant shall not exceed $9,500, adjusted in subsequent years by the Secretary of Treasury or his delegate at the same time and in the same manner as under Section 415(d) of the Code and increased in accordance with the provisions of Sections 402(g)(4) and 402(g)(8) of the Code with respect to any Participant who participates in a plan described in Section 403(b) of the Code or who is a qualified employee in a plan of a qualified organization (as defined in Code Section 402(g)(8)). Furthermore, the Administrative Committee may, in its discretion, limit the monthly amount of Before-Tax Contributions for Active Participants to a pro rata portion of such annual limit with such rounding and other administratively desirable provisions as it from time to time deems appropriate.

            A Participant may make, change, or revoke a Compensation Reduction Election by calling the S & I Center at any time at 1-888-280-6933 and in such a manner as the


                                                                              25
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

      Administrative Committee may prescribe (which may include the use of electronic transmissions and/or interactive voice response systems). A Compensation Reduction Election, a change or a revocation shall apply solely to Compensation not earned as of the date of such election. Changes or revocations made in a Participant Compensation Reduction Election shall become effective the day such a change has been elected; provided such change is communicated to the S & I Center before 4:00 p.m. ET on a day the NYSE is trading. If a Participant elects to make a Compensation Reduction Election after 4:00 p.m. ET on a day the NYSE is trading, on a weekend, or on a holiday, the request will be effective at 4:00 p.m. as of the close of business on the next day trading is conducted at the NYSE.

            Once a Participant makes, changes, or revokes a Compensation Reduction Election, the election will be communicated to payroll and the reduction, change, or revocation will occur in the Participant's pay within one (1) to two (2) pay periods, depending upon the date the request was communicated to the S & I Center during the payroll cycle. The Compensation Reduction Election by the Participant shall continue in effect, notwithstanding any changes in compensation, until the Participant changes or revokes the Compensation Reduction Election or until he shall cease to be a Plan Participant.

            In the event a Participant reaches the Code Section 402(g) limit as described above, the Participant's Compensation Reduction Election will automatically switch and the Before-Tax Contributions that exceed the Code
      Section 402(g) limit will be made as After-Tax Contributions to the Participant's Account. No Participant shall be allowed to make both Before-Tax Contributions and After-Tax Contributions at the same time.

            (b) Deadline for Before-Tax Contributions. Each Employer shall contribute the Before-Tax Contributions for each payroll period during a Plan Year to the Trustee as soon as reasonably possible after the Participant's Compensation has been reduced for each payroll period at such time as the Administrative Committee shall from time to time determine, but not later than thirty (30) days after the last day of the calendar month in which the Participant's Compensation has been reduced or, with the approval of the Administrative Committee, by such later date as may be permitted under ERISA and Treasury Regulations and Rulings of the Internal Revenue Service. Effective February 3,


                                                                              26
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

      1997, each Employer will contribute the Before-Tax Contributions for each payroll period during a Plan Year to the Trustee as soon as reasonably possible after the Participant's Compensation has been reduced for that payroll period, but in no event later than the fifteenth business day of the calendar month following the calendar month in which the Participant would have received the Before-Tax Contribution in cash, had he not elected to have his Compensation reduced for the payroll period.

            (c) Restrictions on Before-Tax Contributions. Before-Tax Contributions shall not exceed the maximum dollar amount permitted under
      Section 402(g) of the Code or the amounts permitted under the non-discrimination rules of Section 401(k) of the Code as set forth below:

                  (1) Dollar Limitations. The sum of (i) the Participant's
            Before-Tax Contributions, (ii) any elective contributions excluded from the Participant's gross income made under a Related Plan and
            (iii) if the Participant shall notify the Administrative Committee in writing of any other plan under which elective contributions are excluded from the Participant's gross income, any other elective contributions excluded from the Participant's gross income made under any other plan, shall not exceed in any calendar year $9,500, adjusted in subsequent years by the Secretary of Treasury or his delegate at the same time and in the same manner as under Section 415(d) of the Code and increased in accordance with the provisions of Sections 402(g)(4) and 402(g)(8) of the Code with respect to any Participant who participates in a plan described in Section 403(b) of the Code or who is a qualified employee who participates in a plan of a qualified organization (as defined in Code Section 402(g)(8)). If such amount exceeds such limit, the Employer on behalf of the Participant shall notify the Plan of such excess and the Administrative Committee shall, not later than the April 15 following the close of such calendar year, distribute to the Participant all or such portion of the Participant's Before-Tax Contributions for such calendar year as requested in writing by the Participant on or before the March 1 following the close of such calendar year, as is necessary to eliminate the excess, and any income allocable to such amount. Any Employer Matching Contributions (including any income earned and minus any loss allocable thereto) that are associated with the


                                                                              27
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN
            distributed Before-Tax Contributions shall be forfeited and shall be applied to reduce the Employers' contribution obligations under Sections 4.2(a) and 4.2(b).

                  (2) Non-Discrimination Limitations. The Before-Tax
            Contributions for each of the Highly Compensated Employees will be reduced to the extent the Administrative Committee determines necessary to cause the Actual Deferral Percentage of the Highly Compensated Employees not to exceed whichever of the following permits the largest Actual Deferral Percentage:

                        (A) the excess of the Actual Deferral Percentage for
                  Highly Compensated Employees over that of all other Active Participants is not more than two percentage points, and the Actual Deferral Percentage for the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other Active Participants multiplied by two, or

                        (B) the Actual Deferral Percentage for the Highly
                  Compensated Employees is not more than the Actual Deferral Percentage of all other Active Participants multiplied by 1.25.

                  If the Administrative Committee determines that it is
            necessary to reduce contributions already made to satisfy the requirements of Section 401(k)(3) of the Code, such reduction (i) shall be in proportion to the Participant's Before-Tax Contributions and, to the extent used in the Actual Deferral Percentage for the Plan Year (as provided in Section 4.2(d)), Special Section 401(k) Contributions and Employer Matching Contributions for the Plan Year and (ii) shall not exceed the balance in the Participant's Before-Tax Contribution Account and such other accounts as are used in the Actual Deferral Percentage.

                  If the Administrative Committee determines it is necessary to return excess Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage), the distribution of excess Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) for any Plan Year required shall be made in accordance with the following steps:


                                                                              28
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                  Step 1: The Administrative Committee shall calculate the aggregate dollar amount of Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) for Highly Compensated Participants that is in excess of the amount permitted under paragraph (c)(2) in this Section 4.2 as in effect on December 31, 1996 and on December 31 of subsequent Plan Years.

                  Step 2: The Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) of the Highly Compensated Participant with the highest dollar amount of Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) shall be reduced by the amount required to cause that Highly Compensated Participant's Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) to equal the dollar amount of the Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) of the Highly Compensated Participant with the next highest dollar amount of Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) . This amount shall be distributed to the Highly Compensated Participant with the highest dollar amount of Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage), subject to the provisions of paragraph (c)(1) of this Section 4.2. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the aggregate excess Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) determined in Step 1, the lesser reduction amount shall be distributed.


                                                                              29
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                  Step 3: If the total amount of Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) distributed as a result of the repeated application of Step 2 is less than the aggregate excess Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) determined in Step 1, reductions shall continue to be made in accordance with Step 2 until the total amount distributed equals the aggregate excess Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) .

                  In determining the Actual Deferral Percentage of Highly
            Compensated Employees, non-Highly Compensated Employees who have not completed a Year of Eligibility Service or who have not attained age 21 may be excluded.

                  Upon such reduction or disallowance by the Administrative
            Committee, any amount by which the Before-Tax Contributions, Employer Matching Contributions, or Special Section 401(k) Contributions (including any income earned and minus any loss allocable to such amounts) previously made on behalf of a Highly Compensated Employee exceeds the Administrative Committee's determination of allowable contributions for the Plan Year shall immediately be distributed to such Highly Compensated Employee in a lump sum. Any distribution made under this Section shall be made before the last day of the Plan Year following the Plan Year in which such contributions were made on behalf of the Highly Compensated Employee.

            (d) Actual Deferral Percentage. The Actual Deferral Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of the amount of Before-Tax Contributions actually paid over to the Plan on behalf of each such Employee for such Plan Year divided by the Employee's Compensation for the Plan Year during which the Employee was a Participant, or at the discretion of the Administrative Committee to the extent not prohibited by regulations prescribed by the Secretary of the Treasury or his delegate, the sum of (i) Before-Tax Contributions, (ii) any portion or all of the Special Section 401(k)


                                                                              30
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

      Contributions, and (iii) any portion or all of the Employer Matching Contributions actually paid over to the Plan on behalf of each such Employee for the Plan Year divided by the Employee's Compensation for the Plan Year during which the Employee was a Participant.

            (e) Aggregation Rules. The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before-Tax Contributions or Special Section 401(k) Contributions allocated under this Plan and is also eligible to have elective deferrals (within the meaning of Section 401(m)(4)(B) of the Code) or qualified nonelective contributions (within the meaning of
      Section 401(m)(4)(C) of the Code) allocated pursuant to a cash or deferred arrangement under one or more Related Plans shall be determined as if such Before-Tax Contributions, Special Section 401(k) Contributions, elective deferrals and qualified nonelective contributions is were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

            In the event this Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more Related Plans, or if one or more Related Plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then Sections 4.2(c)(2) and (d) shall be applied by determining the Actual Deferral Percentages of Participants as if this Plan and all such Related Plans were a single plan. For Plan Years beginning after December 31, 1989, the Plan and one or more Related Plans may be aggregated in order to satisfy the non-discrimination rules of Section 401(k) of the Code only if such plans have the same plan year.

            (f) Employees Taken into Account. For purposes of the Actual Deferral Percentage test the Plan will take into account the actual deferral ratios of all eligible Employees as defined in the following sentence. An eligible Employee is any Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan for any portion of the Plan Year and includes: an Employee who would be a Participant but for the failure to make required contributions; an Employee whose eligibility to make elective contributions has been suspended because of an election (other than certain one-


                                                                              31
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN time elections) not to participate or the receipt of a hardship distribution; and an Employee who cannot defer because of the Code Section 415 limits on Annual Additions as defined in Section 5.1(b). In the case of an eligible Employee who makes no elective contributions, the deferral ratio that is to be included in determining the Actual Deferral Percentage is zero.

            (g) Rules Regarding Distribution of Excess. In addition, the amount of excess Before-Tax Contributions to be distributed shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and excess deferrals to be distributed for a taxable year will be reduced by the Excess Before-Tax Contributions previously distributed for the Plan Year beginning in such taxable year. Any excess Before-Tax Contributions that are distributed will include the income allocable thereto. The income allocable to excess Before-Tax Contributions includes income for the Plan Year for which the excess Before-Tax Contributions were made.

            (h) Allocation of Before-Tax Contributions. As of each Valuation Date, Before-Tax Contributions made to the Plan since the immediately preceding Valuation Date will be allocated to the Before-Tax Account of each Active Participant on whose behalf they were made.

      4.3 ORDER OF APPLICATION OF LIMITATIONS OF SECTIONS 4.2(C)(1). 4.2(C)(2), AND 5.1 Section 4.2(c)(1) shall be first applied to contributions under the Plan, and second, Section 4.2(c)(2) shall be applied to contributions under the Plan. The Administrative Committee may establish, from time to time, such rules, restrictions and limitations as it may deem appropriate, including limitations on the amount of Before-Tax Contributions or Employee After-Tax Contributions that may be elected by any Highly Compensated Employee, to insure that the limitations of Sections 4.2(c)(1) and 4.2(c)(2) are not exceeded. Section 5.1 shall be applied to contributions under the Plan without regard to Section 4.2(c)(2).

      4.4 SPECIAL SECTION 401(K) CONTRIBUTIONS

            (a) Special Section 401(k) Contributions. For each Plan Year, the Company may, on or before the due date (including extensions) for filing the Company's federal income tax return for the tax year during which the last day of such Plan Year occurs, elect to


                                                                              32
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN have the Company and the other Employers make a Special Section 401(k) Contribution to the Trust in such amount (if any) as the Board of Directors may determine. In any Plan Year in which the Company elects to have such a Special Section 401(k) Contribution made, each Employer shall contribute a fractional portion of the Special Section 401(k) Contribution in an amount equal to the total Special Section 401(k) Contribution multiplied by a fraction, the numerator of which is the total Compensation for the Plan Year paid to Active Participants by such Employer and the denominator of which is the total Compensation for the Plan Year paid to Active Participants by the Employer and all other Employers.

            (b) Deadline for Special Section 401(k) Contributions. Special
      Section 401(k) Contributions for each Plan Year shall be delivered to the Trustee on or before such date as the Administrative Committee shall specify, but not later than the due date for the filing of the federal income tax return (including extensions) of the Employer for the tax year during which the last day of such Plan Year occurs.

            (c) Allocation of Special Section 401(k) Contributions. As of the last day of each Plan Year, Special Section 401(k) Contributions made to the Plan for the Plan Year shall be allocated to the Before-Tax Account of each Active Participant in the ratio that each Active Participant's Compensation for the Plan Year bears to the total Compensation of all Active Participants for the Plan Year.

      4.5 EMPLOYEE AFTER-TAX CONTRIBUTIONS.

            (a) Employee After-Tax Contributions. Subject to the limitations of
      Section 5.1, each Active Participant may contribute to the Trust as an Employee After-Tax Contribution a minimum of 1% up to a maximum of 16% (effective November 1, 1998 the maximum is 21%) of his Compensation (in increments of 1%) as such Participant may determine in accordance with such rules as the Administrative Committee, in its discretion, shall from time to time specify. Employee After-Tax Contributions shall be made by payroll deduction. As a condition to making Employer After-Tax Contributions by payroll deduction, a Participant shall consent (in a manner prescribed by the Administrative Committee which may include the use of electronic transmissions and/or


                                                                              33
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN interactive voice response system) to having the amount thereof withheld from his pay by the Employer.

            A Participant may make, change or revoke an Employee After-Tax Contribution Election at any time by calling the S & I Center at 1-888-280-6933. Changes made in Employee After-Tax Contributions shall become effective the day such a change has been elected, provided such a change is communicated to the S & I Center before 4:00 p.m. ET on a day that the NYSE is trading. If a Participant elects to make an Employee After-Tax Contribution after 4:00 p.m. ET, on a day the NYSE is trading, on a weekend, or on a holiday, the request will be effective at 4:00 p.m. as of the close of business the next day trading is conducted on the NYSE.

            Once a Participant makes, changes or revokes an Employee After-Tax Contribution election, the election will be communicated to payroll and the reduction, change or revocation will occur in the Participant's pay within one (1) to two (2) pay periods, depending upon the date the request was communicated to the S & I Center during the payroll cycle. An Employee After-Tax Contribution election by the Participant shall continue in effect, notwithstanding any changes in Compensation, until the Participant changes or revokes the Employee After-Tax Contribution Election or until he shall cease to be a Plan Participant. If a Participant revokes his election to make Employee After-Tax Contributions, he shall not thereafter be eligible to make another election to make Employee After-Tax Contributions prior to the first payroll period that begins at least six
      (6) months following the effective date of such revocation. Notwithstanding the foregoing sentence, if the Participant had been participating in the Plan for at least 60 months, the six (6) month suspension is waived.

            (b) Deadline for Employee for After-Tax Contributions. Employee After-Tax Contributions for each payroll period during a Plan Year shall be delivered to the Trustee by the Employer as soon as reasonably possible at such time as the Administrative Committee shall from time to time determine, but not later than thirty (30) days after the last day of the calendar month in which the Employee After-Tax Contributions were withheld from the Participant's pay. Effective February 3, 1997, each Employer will contribute the Employee After-Tax Contributions for each payroll period during a Plan Year to the Trustee as soon as reasonably possible after the Participant's Compensation


                                                                              34
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN has been reduced for that payroll period, but in no event later than the fifteenth business day of the calendar month following the calendar month in which the Participant would have received the Employee After-Tax Contribution in cash, had he not elected to have his Compensation reduced for the payroll period.

            (c) Allocation of Employee After-Tax Contributions. As of each Valuation Date, Employee After-Tax Contributions made to the Plan since the immediately preceding Valuation Date will be allocated to the Employee After-Tax Account of each Active Participant on whose behalf they were made.

      4.6 ROLLOVER CONTRIBUTIONS. The Administrative Committee shall, at the request of a Participant, direct the Trustee to accept on behalf of the Participant a Rollover Contribution from a qualified trust as described in Code
Section 402(c), from an employee annuity as described in Code Section 403(a)(4), or from an individual retirement account or individual retirement annuity as described in Code Section 408(d)(3) (a rollover or conduit account or annuity) to be held in the Rollover Account for the Participant. Prior to the acceptance of a Rollover Contribution, the Administrative Committee may require the submission of evidence so that it may be reasonably satisfied that such Rollover Contribution qualifies as a Rollover Contribution. If the Administrative Committee shall determine subsequent to any Rollover Contribution that such contribution did not in fact constitute a qualified Rollover Contribution, the amount of the Rollover Contribution (including any income earned and minus any loss allocable to such amounts) shall be returned to the Participant. To obtain the necessary form and information to make a Rollover Contribution to the Plan, a Participant must contact the S & I Center at 1-888-280-6933.

      4.7 DETERMINATION AND AMOUNT OF EMPLOYER CONTRIBUTIONS. The Administrative Committee shall determine and shall certify to the Trustee the amount of any contribution to be made by each Employer hereunder. In making such determination, the Administrative Committee shall be entitled to rely upon the estimates of Compensation made by the chief accounting officer of the Employer. Such determination shall be binding on all Participants, the Trustee, and the Employer. Under no circumstances shall any Participant or Beneficiary have any right to examine the books and records of any Employer. However, the American Federation of Grain Millers Trustees shall have the right to examine the records of any Employer, but only to the extent that they relate to the sponsorship of the Plan by said Employer.


                                                                              35
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

      4.8 VESTING. Subject to Sections 4.2(c), 4.3 and 5.1, Employer Matching Contributions, Before-Tax Contributions, Special Section 401(k) Contributions and Employee After-Tax Contributions shall be fully vested and non-forfeitable.

      4.9 MILITARY SERVICE. Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.


                                                                              36
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                                    ARTICLE V

                          LIMITATIONS ON CONTRIBUTIONS

      5.1 LIMITATIONS ON CONTRIBUTIONS.

            (a) Limitations on Contributions. Any of the provisions herein to the contrary notwithstanding, a Participant's Annual Additions (as defined in Section 5.1(b)(1) below) for any Plan Year shall not exceed his Maximum Annual Additions (as defined in Section 5.1(b)(2) below) for the Plan Year. If a Participant's Annual Additions exceed his Maximum Annual Additions, the Participant's Annual Additions for the Plan Year shall be reduced according to Section 5.1(c) by the amount necessary to eliminate such excess (the "Annual Excess").

            (b) Definitions.

                  (1) "Annual Additions" of a Participant for a Plan Year means the sum of the following:

                        (A) Employer Matching Contributions for the Plan Year
                  allocated to his Company Account,

                        (B) Before-Tax Contributions for the Plan Year allocated
                  to his Before-Tax Account,

                        (C) Special Section 401(k) Contributions for the Plan
                  Year allocated to his Before-Tax Account,

                        (D) Employee After-Tax Contributions for the Plan Year
                  allocated to his Employee After-Tax Account,

                        (E) All employer contributions, non-deductible employee
                  contributions and forfeitures for such Plan Year allocated to such

                                                                              37
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                  Participant's accounts for such Plan Year under any Related Defined Contribution Plan,

                        (F) Contributions allocated to any individual medical
                  account established for the Participant which is part of a Related Defined Benefit Plan as provided in Section 415(l) of the Code and any amount attributable to post-retirement medical benefits allocated to an account, established under
                  Section 419A(d)(1) of the Code for the Participant; provided however that the limitation in Section 5.1(b)(2)(A) shall not apply to any amounts treated as an Annual Addition under this
                  Section 5.1(b)(1)(F).

                  A Participant's Annual Additions shall include amounts
            described in this subsection (b) that are determined to be excess contributions as defined in Section 401(k)(8)(B) of the Code, excess aggregate contributions as defined in Section 401(m)(6)(B) of the Code, and excess deferrals as described in Section 402(g) of the Code, that are not timely distributed or forfeited in accordance with Section 4.2(c)(1). Rollover Contributions shall not be included as part of a Participant's Annual Additions. The Annual Additions for any Plan Year beginning before January 1, 1987 shall not be recomputed to treat all Employee After-Tax Contributions as Annual Additions.

                  (2) "Maximum Annual Additions" of a Participant for a Plan
            Year means the lesser of (A) and (B) below:

                        (A) 25% of the Participant's Compensation during the
                  Plan Year or

                        (B) (i) prior to November 1, 1995, the greater of (A)
                  $30,000 or (B) one-fourth (1/4) of the amount in effect under
                  Section 415(b)(1)(A) of the Code ($120,000, in 1995, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the
                  Code), or (ii) on and after November 1, 1995 $30,000; provided that this $30,000 limit shall be adjusted in subsequent years as determined in accordance with

                                                                              38
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN
                  regulations prescribed by the Secretary of the Treasury or his delegates pursuant to the provisions of Section 415(d) of the Code. Notwithstanding the foregoing, for purposes of the short Plan Year beginning November 1, 2001, and ending December 31, 2002, the $30,000 limit will be multiplied by a fraction, the numerator of which is two, and the denominator of which is twelve.

            (c) Elimination of Annual Excess. If a Participant has an Annual Excess for a Plan Year, such excess shall not be allocated to the Participant's Accounts but shall be eliminated as follows:

                  (1) The Participant's Employee After-Tax Contributions which are not matched by the Employer pursuant to Section 4.1 shall be reduced to the extent necessary to eliminate the Annual Excess.

                  (2) If any Annual Excess remains, the Participant's Employee
            After-Tax Contributions which are matched by the Employer pursuant to Section 4.1 and his Employer Matching Contributions shall be reduced in proportionate amounts to the extent necessary to eliminate the remaining Annual Excess.

                  (3) If any Annual Excess remains, the Participant's Before-Tax
            Contributions which are not matched by the Employer pursuant to
            Section 4.1 and his Special Section 401(k) Contributions allocated to his Before-Tax Account shall be reduced by first reducing his Special Section 401(k) Contributions and thereafter his unmatched Before-Tax Contributions to the extent necessary to eliminate the remaining Annual Excess.

                  (4) If any Annual Excess remains, the Participant's Before-Tax
            Contributions which are matched by the Employer pursuant to Section
            4.1 and his Employer Matching Contributions shall be reduced in proportionate amounts to the extent necessary to eliminate the remaining Annual Excess.

            Any Employee After-Tax Contributions or Before-Tax Contributions reduced or eliminated under this Section 5.1 shall be distributed to the Participant. Any allocations

                                                                              39
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN of Employer Matching Contributions and Special Section 401(k) Contributions reduced or eliminated under this Section 5.1 shall be held, subject to the limits of this Section 5.1, in a suspense account and applied to reduce the Employer Matching Contributions or Special Section 401(k) Contributions for the next succeeding Plan Year of the Employer with respect to which such reductions have occurred. On Plan termination any amounts held in a suspense account which can not be allocated to Participants in the Plan Year of the termination under the provisions of this Section, shall be returned to the Employers in such proportions as shall be determined by the Administrative Committee.

            (d) Combined Limitations. This Section 5.1(d) shall apply only to Plan Years that begin before January 1, 2000. If a Participant participates or has participated in any Related Defined Benefit Plan, the sum of the Defined Benefit Plan Fraction (as defined in Section 415(e)(2) of the Code) and the Defined Contribution Plan Fraction(as defined in
      Section 415(e)(3) of the Code) for such Participant shall not exceed 1.0, (called the "Combined Fraction"). If the Combined Fraction of such Participant exceeds 1.0, the Participant's Defined Benefits Plan Fraction shall be reduced (a) first, by limiting the Participant's annual benefits payable from the Related Defined Benefit Plan in which he participates to the extent provided therein and (b) second, by reducing the Participant's Annual Additions to the extent necessary to reduce the Combined Fraction of such Participant to 1.0. If (1) the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction as of the last day of the Plan year beginning after October 31, 1987 is greater than 1.0, and
      (2) the sum of such fractions determined as of October 31, 1987 was not greater than 1.0, then the numerator of the Defined Contribution Plan Fraction shall be reduced, but not below 0, in a manner prescribed by applicable regulations, so that the sum of the fractions for Plan Years beginning after October 31, 1987 does not exceed 1.0.

            (e) Special Related Company Threshold. For purposes of this Section 5.1, the standard of control for determining a Related Company under Sections 414(b) and 414(c) of the Code (and thus also Related Plans) shall be deemed to be "more than 50%" rather than "at least 80%".

                                                                              40
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                                   ARTICLE VI

                             TRUSTEE AND TRUST FUND

      6.1 TRUST AGREEMENT. The Company and the Trustee have entered into a Trust Agreement which provides for the investment of the assets of the Plan and administration of the Trust Fund. The Trust Agreement, as from time to time amended, shall continue in force and shall be deemed to form a part of the Plan, and any and all rights or benefits which may accrue to any person under the Plan are subject to all the terms and provisions of the Trust Agreement.

      6.2 SELECTION OF TRUSTEE. The Finance Committee will select the Trustee in accordance with the Trust Agreement. The subsequent resignation or removal of a Trustee and the appointment of a successor Trustee and the approval of his or its accounts will be accomplished in the manner provided in the Trust Agreement.

      6.3 TRUSTEE'S DUTIES. The powers, duties and responsibilities of the Trustee shall be as stated in the Trust Agreement, and nothing contained in this Plan either expressly or by implication shall be deemed to impose any additional powers, duties or responsibilities upon the Trustee. All Employer Contributions, Employee After-Tax Contributions and Rollover Contributions shall be paid into the Trust, and all benefits payable under the Plan shall be paid from the Trust. An Employer shall have no rights or claims of any nature in or to the assets of the Trust Fund except the right to require the Trustee to hold, use, apply and pay such assets held by the Trustee, in accordance with the directions of the Administrative Committee and the Finance Committee, for the exclusive benefit of the Participants and their Beneficiaries, except as otherwise provided in Sections 5.1 and 6.10.

      6.4 TRUST EXPENSES. All clerical, legal and other expenses of the Plan shall be paid by the Employer, and all investment fees, expenses and Trustee's fees, if any, shall be paid by the Trust.

      6.5 TRUST ENTITY. The Trust under this Plan from its inception shall be a separate entity aside and apart from Employers or their assets. The Trust, and the corpus and income thereof, shall in no event and in no manner whatsoever be subject to the rights or claims of any creditor of any Employer.

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THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

      6.6 SEPARATE ACCOUNT. The Administrative Committee, or the Trustee on the Administrative Committee's behalf, shall maintain separate Accounts for each Participant as described in Section 2.1 hereof. Every adjustment to a Participant's Accounts shall be considered as having been made on the relevant Valuation Date regardless of the date of actual entry or receipt by the Trustee of Employer Contributions, Employee After-Tax Contributions or Rollover Contributions for a Plan Year.

      6.7 INVESTMENT FUNDS. Each Participant (or Beneficiary of such Participant) may elect (in a manner prescribed by the Administrative Committee which may include the use of electronic transmissions and/or interactive voice response system) to have his Accounts invested in whole percentages in increments of 1% in one or more of the Investment Funds designated by the Finance Committee by calling the S&I Center at 1-888-280-6933. The Finance Committee may change the designation from time to time of the Investment Funds available for investment by such Participants. A Participant's (or Beneficiary's) investment election or change of election may be made at any time and shall be effective as of the next Valuation Date. A Participant's (or Beneficiary's) investment election shall remain effective until such time as the Participant (or Beneficiary) makes a new investment election and it becomes effective and does not automatically rebalance. If a Participant (or Beneficiary) fails to make an investment election, his Accounts shall be invested in the Investment Fund designed to preserve principal. The preceding sentence shall not apply to Part C of the Participant's (or Beneficiary's Company Account before August 3, 1998)

            (a) "Equity Fund" means the portion of the Trust Fund composed principally of common stock and preferred stock or other securities with similar investment characteristics.

            (b) "Bond Fund" means the portion of the Trust Fund composed principally of bonds, notes, debentures, commercial paper and fully insured savings deposits and certificates of deposit or other securities with similar investment characteristics.

            (c) "Fixed Income Fund" means the portion of the Trust Fund composed principally of bonds, notes, synthetic guaranteed investment contracts, debentures and fully insured savings deposits and certificates of deposit that are issued by a bank,

                                                                              42
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN insurance company or federal, state or local government unit and which provide a guaranteed rate of return or other securities with similar investment characteristics.

            (d) "Kellogg Company Stock Fund" means the portion of the Trust Fund composed principally of common stock of the Company.

            (e) "Other Investment Funds" Such other Investment Funds as the Finance Committee shall from time to time establish.

      In order to maintain appropriate or adequate liquidity and pending or pursuant to investment directions from the Finance Committee or an investment manager, the Trustee is authorized to hold such portions of each of the Investment Funds as it deems necessary in cash or liquid short-term cash equivalent investments or securities (including, but not limited to, United States government treasury bills, commercial paper, and savings accounts and certificates of deposit, and common or commingled trust funds invested in such securities).

      6.8 TRUST INCOME. As of each Valuation Date the fair market value of the Trust and of each Investment Fund shall be determined by the Administrative Committee or its delegate, which determination shall be final and conclusive on all persons. As of each Valuation Date, the Administrative Committee or its delegate shall determine the net income, gains, or losses of the Trust Fund and of each separate Investment Fund since the preceding Valuation Date. The Administrative Committee (or its delegate) shall proportionately allocate the net income, gains or losses of each Investment Fund among (a) the sum of all Participants' Accounts, and (b) the suspense account maintained under Section 5.1(c) for unallocated Employer contributions, all as valued as of the preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date) by crediting (or charging) each such Account by an amount equal to the net income, gains or losses of each Investment Fund multiplied by a fraction, the numerator of which is the balance of such Account invested in such Investment Fund as of the preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date) and the denominator of which is the total value of all Accounts invested in such Investment Fund as of the preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date); provided however that for the purpose of allocating such income as of the first Valuation Date, the numerator and denominator of the preceding fraction shall be determined by

                                                                              43
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN using Account balances as of the first Valuation Date after all contributions are credited thereto and before income is allocated as provided in this Section 6.8.

      6.9 CORRECTION OF ERROR. In the event of an error in the adjustment of a Participant's Account, the Company may in its sole discretion elect to contribute such amount as it shall determine to correct the error, or the Administrative Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against income or as an expense of the Trust for the Plan Year in which the correction is made. Except as provided in this Section, the accounts of other Participants shall not be readjusted on account of such error.

      6.10 RIGHT OF THE EMPLOYERS TO TRUST ASSETS. Except as provided in Section 5.1, the Employers shall have no right or claims to the Trust Fund except the right to require the Trustee to hold, use, apply, and pay such assets in its possession in accordance with the Plan for the exclusive benefit of the Participants or their Beneficiaries and for defraying the reasonable expenses of administering the Plan and Trust; provided, that:

            (a) if, and to the extent that, a deduction for Employer Contributions under Section 404 of the Code is disallowed, Before-Tax Contributions conditioned on deductibility will be distributed to the appropriate Participant and other Employer Contributions conditioned upon deductibility will be returned to the appropriate Employer within one year after the disallowance of the deduction; and

            (b) if, and to the extent that, an Employer Contribution is made through mistake of fact, Before-Tax Contributions will be distributed to the appropriate Participant and other Employer Contributions will be returned to the appropriate Employer within one year of the payment of the contribution.

      All Employer Contributions are conditioned upon their being deductible under Section 404 of the Code.

      6.11 VOTING OF SHARES IN KELLOGG COMPANY STOCK FUND. With respect to the prorata interest of a Participant in any Investment Fund that holds shares (and fractional shares) of common stock of the Company each Participant, as a named fiduciary, shall have the right to

                                                                              44
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN direct the Trustee as to the manner of voting and the exercise of all other rights which a shareholder of record has with respect to the Participant's prorata interest in such Investment Fund (including, but not limited to, the right to sell or retain such shares in a public or private tender offer). In the event that a Participant shall fail to direct the Trustee as to the manner of voting of his prorata interest in such Investment Fund or as to the exercise of other rights in respect of such shares, the Trustee shall not vote such shares or exercise such rights with respect to such prorata interest.

                                                                              45
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                                   ARTICLE VII

                                    BENEFITS

      7.1 PAYMENT OF BENEFITS IN GENERAL. A Participant's benefits under this Plan shall be determined as of a Valuation Date and shall be payable in accordance with the provisions of this Article on or after the Valuation Date coinciding with or next following the Participant's or Beneficiary's election or other right to commence to receive such benefits:

            (a) If a Participant has a Termination of Employment due to retirement on or after his Normal Retirement Date or age 62, on or after attaining age 55 and completing 20 years of continuous service, on or after completing 30 years of continuous service (regardless of age), upon Disability or for any other reason other than death, the Participant's Accrued Benefit shall be payable in accordance with and subject to the limitations of Section 7.2.

            (b) If a Participant dies, his Accrued Benefit shall be payable to his surviving spouse if he is married, or to his other Beneficiary or Beneficiaries if he is not married or to the extent he names a Beneficiary other than his surviving spouse, in accordance with and subject to the limitations of Section 7.3.

            (c) If a Participant suffers a Hardship, he may elect to receive a distribution of a portion of his Accrued Benefit credited to his Employee Profit Sharing Account, Company Profit Sharing Elective Cash Account, Rollover Account, Company Contributions Account and Before-Tax Account, in accordance with and subject to the limitations of Section 7.4(a).

            (d) If a Participant has a balance credited to his Employee After-Tax Account, he may elect to receive a distribution of all or any portion of his Employee After-Tax Account, in accordance with and subject to the limitations of Section 7.4(b).

            (e) If a Participant is otherwise entitled to a distribution due to retirement, Disability, death, or other Termination of Employment, the Administrative Committee shall require the immediate distribution of small Accrued Benefits in accordance with and

                                                                              46
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN subject to the limitations of Section 7.9, notwithstanding the provisions of Sections 7.2 and 7.3.

            (f) Effective before January 1, 2000, a Participant who has not had a Termination of Employment as of January 1, of the calendar year in which he will attain 70--1/2 shall receive a distribution as provided in Section 7.10.

            (g) Any distribution or withdrawal otherwise permitted under this
      Article VII can be made only upon the written consent of the Participant's spouse. The spouse's consent to such a waiver must be witnessed by a notary public. A waiver will not be required if the Participant establishes to the satisfaction of the Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located. Any consent necessary will be valid only with respect to the spouse who signs the consent.

            (h) Upon the request of an alternate payee, as defined in Section 11.4(a), the benefit payable to such alternate payee shall be distributable in a lump sum as of the Valuation Date coincident with or next following the alternate payee's election.

            (i) In order to request payment of benefits a Participant (or Beneficiary) must contact the S&I Center at 1-888-280-6933.

      7.2 PAYMENT OF ACCRUED BENEFIT ON TERMINATION OF EMPLOYMENT. If a Participant has a Termination of Employment for any reason other than the Participant's death (and prior to August 3, 1998, if the Participant has waived his right in accordance with Section 7.2(e) and 7.6 to the annuity forms of payment provided under the provisions of Section 7.2(b)), the Trustee shall, unless the Participant elects an optional form of payment pursuant to Sections 7.2(a) or, from and after August 3, 1998, 7.2(b), distribute the Participant's Accrued Benefit in the form of a lump sum within a reasonable time after the next Valuation Date following the later of (1) the Participant's Termination of Employment or (2) such later date as is permitted under Section 7.5 as the Participant elects; provided that, no distribution of a lump sum amount greater than $3,500 ($5,000, effective November 1, 2000) may be made without the Participant's consent. Not more than 90 days, nor less than 30 days, prior to the Participant's annuity starting date (that is, the first day of the first period for which an amount is paid as an annuity or any other form), the

                                                                              47
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

Participant (and his spouse, if applicable) will be provided with a description of the optional forms of payment available, a description of their relative values, and a statement that he may elect to defer any distribution until his Normal Retirement Date. Effective prior to January 1, 2000, where a Participant has not previously elected an annuity form of distribution, the Participant may expressly waive this 30 day minimum notice period on a form provided by the Administrative Committee. Effective January 1, 2000, subject to the Administrative Committee's ability to process a Participant's request and the written consent of the Participant and, if married, his Spouse's written consent (or through the use of electronic and/or interactive voice response systems, if allowed by Internal Revenue Service regulations), a Participant may waive the requirement that there be a minimum of 30 days between the date he receives a written explanation of the Qualified Joint and Survivor Annuity and other optional forms of benefit and his "annuity starting date". If a Participant completes such a waiver, his benefits may commence as early as the seventh day after he receives a written explanation of the Qualified Joint and Survivor Annuity. Furthermore, the explanation required under this Section 7.2 may be provided after the Participant's "annuity starting date" if (A) the Participant's benefits are to commence at least 30 days after the explanation is given and (B) the Participant waives the minimum 30 day period as provided in the prior sentence. In this case, the Participant's benefits would be paid retroactive to the Participant's "annuity starting date".

            (a) Optional Non-Annuity Form of Payment. A Participant may elect to receive his Accrued Benefit in one of the optional installment methods described in paragraphs (1) through (4) below. Such installment payments shall commence within a reasonable time after the next Valuation Date following the later of the Participant's Termination of Employment or such later date as is permitted under Section 7.5 and which the Participant elects.

                  (1) Fixed Installment Payment Option. A Participant who has
            met the requirements under The Kellogg Company -- Bakery, Confectionery, Tobacco Workers and Grain Millers Pension Plan for a Normal Retirement Benefit or an Early Retirement Benefit or has incurred a disability under the provisions of that Plan, and surviving spouses of Participants, may elect to receive their Accrued Benefit payable monthly in a fixed amount with the fixed amount continuing until the Accrued Benefit is exhausted. Such fixed amount may be changed by the Participant as of any month by giving advance notice to the Administrative


                                                                              48
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

            Committee in accordance with procedures adopted from time to time by the Administrative Committee.

                  (2) Earnings Installment Payment Option: A Participant who has
            met the requirements under The Kellogg Company -- Bakery, Confectionery, Tobacco Workers and Grain Millers Pension Plan for a Normal Retirement Benefit or an Early Retirement Benefit or has incurred a disability under the provisions of that Plan, and surviving spouses of Participants, may elect to receive their Accrued Benefit payable monthly under the Earning Installment Payment Option. If the Participant elects the Earnings Installment Payment Option form of payment, a principal amount ("Principal Amount") equal to the Accrued Benefit at the time the request is made will be established. The initial Earnings Installment Payment will be equal to the Participant's Accrued Benefit on the date the payment is made ("Payment Date") less the Principal Amount. Subsequent Earnings Installment Payments will be equal to the Participant's Accrued Benefit on the Payment Date in each subsequent month less the Principal Amount.

                  If the Participant's Accrued Benefit on any Payment Date is
            less than the Principal Amount, then no Earnings Installment Payment will be made for the month. Furthermore, the Participant's Accrued Benefit will be reduced by each monthly Earnings Installment Payment and the Principal Amount will be fixed at the time of the first payment.

                  (3) Combined Fixed Installment and Earnings Installment
            Payment Option: A Participant who has met the requirements under The Kellogg Company -- Bakery, Confectionery, Tobacco Workers and Grain Millers Pension Plan for a Normal Retirement Benefit or an Early Retirement Benefit or has incurred a disability under the provisions of that Plan, and surviving spouses of Participants, may elect to receive their Accrued Benefit payable monthly under a Combination Installment Amount and Earnings Installment Payment Option. Under this Option, the Participant will receive a Fixed Installment Payment plus an Earnings Installment Payment that will continue until the Accrued Benefit is exhausted.

                                                                              49
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                  If the Participant elects the Combined Fixed Installment and
            Earnings Installment Payment Option, the Fixed Installment Payment portion of the benefit will be determined in the same manner that the Fixed Installment Payment is calculated under the Fixed Installment Payment Option in Section 7.2(a)(1) above. Also, the Earnings Installment Payment portion of the benefit will be determined in the same manner that the Earnings Installment Payment is calculated under the Earnings Installment Payment Option in
            Section 7.2(a)(2) above. Only Participants who elected prior to August 1, 1998 to receive their Accrued Benefit under this Combined Fixed Installment and Earnings Installment Payment Option are eligible to receive their benefit payments under this Installment Payment Option.

                  (4) Special Payment Request Option: A Participant who has met
            the requirements under The Kellogg Company -- Bakery, Confectionery, Tobacco Workers and Grain Millers Pension Plan for a Normal Retirement Benefit or an Early Retirement Benefit or has incurred a disability under the provisions of that Plan, and surviving spouses of Participants, may at anytime request to receive a special payment ("Special Payment") from their Account of a portion of their Accrued Benefit. A Special Payment shall be a one-time payment in whatever amount the Participant may request. This request may be made more than once.

            The enhanced Service credited to Participants who elected to retire under the Battle Creek South Plant Program shall be taken into account in determining whether a Participant has met the requirements for a Normal Retirement Benefit or an Early Retirement Benefit under The Kellogg Company -- Bakery, Confectionery, Tobacco Workers and Grain Millers Pension Plan in order to be eligible to receive one of the installment options described in paragraphs (1), (2) and (3) above.

            (b) Optional Annuity Forms of Payment. Subject to the provisions of the first paragraph of Section 7.2 above, a Participant may elect to receive his Accrued Benefit in the form of a life annuity, in which event distribution shall be made in accordance with Section 7.2(b)(1), (2) or
      (3), as applicable.

                                                                              50
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                  (1) If the Participant is married on his annuity starting
            date, subject to Section 7.5 and to an election made in accordance with Section 7.2(b)(3), the Trustee shall pay the Participant his Accrued Benefit in the form of a Qualified Joint and Survivor Annuity commencing within a reasonable time after the next Valuation Date following the later of (A) the Participant's Normal Retirement Date or (B) his Termination of Employment or, if the Participant shall have a Termination of Employment prior to his Normal Retirement Date, such earlier date following Termination of Employment and on or before his Normal Retirement Date as may be elected by the Participant.

                  (2) If the Participant is not married on his annuity starting date, subject to Section 7.5 and to an election made in accordance with Section 7.2(b)(3), the Trustee shall pay the Participant his Accrued Benefit in the form of a Single Life Annuity commencing within a reasonable time after the next Valuation Date following the later of (A) the Participant's Normal Retirement Date or (B) his Termination of Employment or, if the Participant shall have a Termination of Employment prior to his Normal Retirement Date, such earlier date following Termination of Employment and on or before his Normal Retirement Date as may be elected by the Participant.

                  (3) A Participant may elect (subject to Section 7.2(c)) to receive his Accrued Benefit in any of the following optional forms of benefit commencing within a reasonable time after the next Valuation Date following the later of (A) the Participant's Termination of Employment or (B) such later date as is permitted under Section 7.5 which the Participant elects.

                        (i) Single Life Annuity.

                        (ii) A non-transferable joint and survivor annuity with
                  monthly payments to the Participant for his life, with either 50%, 66-2/3%, 75% or 100% of the monthly amount so payable to the Participant payable to the Participant's Beneficiary for life after the death of the Participant.

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THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                  (4) All Accrued Benefits payable in the form of an annuity shall be paid through the purchase by the Trustee of an annuity contract that provides for payment in the appropriate form. The Trustee shall use the Accrued Benefit of the Participant to acquire such annuity contract.

            (c) Waiver of Annuity Benefits. In the case of a Participant who elects to receive his Accrued Benefit in the form of a life annuity, an election pursuant to Section 7.2(b)(3) to take his Accrued Benefit in a form other than a Qualified Joint and Survivor Annuity or an election pursuant to Section 7.3(a)(2) to waive a Qualified Preretirement Survivor Annuity shall not be valid unless, within the ninety-day period ending on the annuity starting date (and at such other times determined in accordance with uniform rules as the Administrative Committee may permit) the Participant waives a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, as applicable, in a manner provided or prescribed by the Administrative Committee, and his spouse consents to the Participant's waiver in accordance with Section 7.6 on a valid consent to waiver form provided or prescribed by the Administrative Committee; provided that no such election shall be effective unless and until the election, the Participant's waiver and, if applicable, his spouse's consent to waiver have been filed with the Administrative Committee, in a manner prescribed by it which may include the use of electronic transmission and/or interactive voice response systems. Within a reasonable time before the annuity starting date (in accordance with such regulations as the Secretary of the Treasury may prescribe), the Administrative Committee shall provide each Participant who elects to receive his Accrued Benefit in the form of a life annuity with a written explanation of:

                  (1) the terms and conditions of the Qualified Joint and
            Survivor Annuity and the Qualified Preretirement Survivor Annuity,

                  (2) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity and the Qualified Preretirement Survivor Annuity,

                  (3) the rights of the Participant's spouse to consent to the
            Participant's election to waive the Qualified Joint and Survivor Annuity and the Qualified Preretirement Survivor Annuity and the effect of consenting to such waiver,

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THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                  (4) the Participant's right to make, and the effect of, a
            revocation of an election to waive the Qualified Joint and Survivor Annuity and the Qualified Preretirement Survivor Annuity, and

                  (5) the eligibility conditions, value, and other material
            features of the optional forms of benefit provided under the Plan.

            Notwithstanding the foregoing, the Optional Annuity Forms of Payment described above shall only be available for the balance of a Participant's account as of the date of adoption of the Plan as amended and restated effective November 1, 1989.

            (d) Request For Payment. In order to begin payment of an Accrued Benefit on Termination of Employment a Participant must call the S&I Center at 1-888-280-6933.

      7.3 PAYMENT OF ACCRUED BENEFIT ON ACCOUNT OF DEATH.

            (a) Payment to Surviving Spouse. If a married Participant dies before his entire Accrued Benefit has been paid from the Plan, the Trustee shall distribute the Participant's Accrued Benefit (or remaining Accrued Benefit) in the following manner.

                  (1) Provided that the Participant has waived his right (or, effective August 3, 1998 has not elected) to receive his Accrued Benefit in the form of a life annuity in accordance with the provisions of Sections 7.2(c) and 7.6, distribution shall be made within a reasonable time after the next Valuation Date following the Participant's death to the Participant's surviving spouse, who shall be deemed to be the Participant's designated Beneficiary for this purpose, in the form of a lump sum or such optional non-annuity form of benefit permitted under Section 7.2(a) as may be elected by the surviving spouse, unless the Participant (with his spouse's consent in accordance with Section 7.6) has named a Beneficiary other than his surviving spouse to receive some or all of his Accrued Benefit (or remaining Accrued Benefit). The surviving spouse may, subject to
            Section 7.3(e), elect to defer the timing of the receipt of the Accrued Benefit.

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THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                  (2) If the Participant has not waived his right (or, effective
            August 3, 1998 has not elected) to receive his Accrued Benefit in the form of a life annuity and dies before the annuity starting date, distribution shall be made within a reasonable time after the next Valuation Date following the Participant's death to the Participant's surviving spouse in the form of a Qualified Preretirement Survivor Annuity unless either (A) the Participant (with his spouse's consent in accordance with Section 7.6) has elected to waive the Qualified Preretirement Survivor Annuity and has designated that distribution be made to the surviving spouse in the form of a lump sum or an optional non-annuity form of benefit permitted under Section 7.2(a) or has designated a Beneficiary other than his surviving spouse (with his spouse's consent in accordance with Section 7.6) to receive some or all of his Accrued Benefit (or remaining Accrued Benefit) or (B) the spouse elects to waive the Qualified Preretirement Survivor Annuity and to receive distribution in the form of a lump sum or an optional non-annuity form of benefit permitted under Section 7.2(a). The surviving spouse may, subject to
            Section 7.3(e), elect to defer the timing of the receipt of the Accrued Benefit.


            (b) Payment to Other Beneficiary. If the Participant does not have a surviving spouse or if the Participant (with his spouse's consent in accordance with Section 7.6) has named a Beneficiary other than his surviving spouse to receive some or all of his Accrued Benefit (or remaining Accrued Benefit), the Trustee shall distribute the Participant's Accrued Benefit (or remaining Accrued Benefit), within a reasonable time after the next Valuation Date following the Participant's death, to his designated Beneficiary in the form of (1) a lump sum or (2) at the election of the Participant or his Beneficiary, an optional installment form of benefit permitted under Section 7.2(a), provided that distribution of the Participant's Accrued Benefit (or remaining Accrued Benefit) under such optional installment form of benefit shall be completed not later than December 31 of the calendar year which contains the fifth anniversary of the Participant's death. In the event a Participant has named multiple beneficiaries, in all cases, distributions to those beneficiaries shall be made in lump sum payments.

            (c) Designation of Beneficiary. Subject to Section 7.6, the Participant may select or change his Beneficiary from time to time by filing a Beneficiary designation in a manner prescribed by it which may include the use of electronic transmission and/or


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THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN interactive voice response systems. No designation of Beneficiary or change of Beneficiary shall be effective until filed with the Administrative Committee and, if applicable, until the consent of the Participant's spouse (in accordance with Section 7.6) is filed with the Administrative Committee. If a Participant shall fail to file a valid Beneficiary designation, or if all persons designated as the Beneficiary shall have predeceased the Participant (or, in the case of a Beneficiary other than an individual, cease to exist prior to the Participant's death), the Participant shall be deemed to have designated the following as Beneficiary in the following order of precedence:

                  (1) the Participant's surviving spouse;

                  (2) the Participant's estate.

            (d) Death After Required Beginning Date. Notwithstanding the foregoing Sections of this Article VII or any elections made by the Participant or his Beneficiary, if a Participant dies after he has attained his Required Beginning Date and after distribution of his Accrued Benefit has commenced under Section 7.1(f) or 7.2(a) or (b) but before his entire Accrued Benefit is distributed, the balance of his Accrued Benefit, if any, shall be distributed to his Beneficiary at least as rapidly as under the method of distribution in effect under Section 7.2(a) or (b) on the date of the Participant's death.

            (e) Death Before Required Beginning Date. Notwithstanding the foregoing Sections of this Article VII, if a Participant who is not receiving annuity payments dies and if at the time of his death such Participant has not attained his Required Beginning Date, such Participant's Accrued Benefit shall be distributed not later than December 31 of the calendar year which contains the fifth anniversary of the Participant's death except that, if the sole Beneficiary is the Participant's spouse, the Participant's Accrued Benefit may be paid to his spouse over a period not exceeding the spouse's life expectancy if the distribution commences not later than January 1 of the calendar year in which the Participant would have attained the age of 70-1/2 years. If the surviving spouse of a Participant who is the Participant's Beneficiary dies before distributions have begun to the surviving spouse under this
      Section 7.3(e), distributions shall be made in accordance with this
      Section 7.3(e) as if the surviving spouse were the Participant.

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THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

            (f) Death of Spouse. If distributions under the installment method have commenced within a period permitted under Section 7.3(e) to the Participant's spouse who dies before the Participant's entire Accrued Benefit is distributed, the remainder of the Participant's Accrued Benefit shall be distributed at least as rapidly as under the method of distribution in effect at the time of the spouse's death. To the extent not otherwise provided, on the death of a Beneficiary who is entitled to benefits under the Plan, the Participant's Accrued Benefit (or the remainder thereof) shall be distributed within a reasonable time after the Beneficiary's death.

            (g) Payments to Child. For purposes of this Section 7.3, any amount paid to a child shall be treated, in accordance with regulations prescribed by the Secretary of the Treasury, as if it had been paid to the Participant's surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or such other events as the Secretary of the Treasury may by regulations prescribe).

            (h) Request For Payment. In order to initiate the Payment of an Accrued Benefit on account of death, a Beneficiary must contact the S&I Center at 1-888-280-6933.

      For purposes of this Section 7.3, a Participant who has received distribution prior to his death of a Qualified Joint and Survivor Annuity, Single Life Annuity or optional form of annuity contract pursuant to Section 7.2(b) shall be treated as having been paid his entire Accrued Benefit from the Plan.

      7.4 PARTICIPANT WITHDRAWALS.

            (a) Hardship Withdrawal. A Participant may in a manner prescribed by the Administrative Committee which may include the use of electronic transmission and/or interactive voice response systems, request distribution to him for reasons of Hardship (but not more than the amount required to meet the immediate and heavy financial need created by Hardship) of (i) all or any portion of his Accrued Benefit credited to his Employee Profit Sharing Account, Company Profit Sharing Elective Cash Account and Rollover Account, (ii) that portion of his Company Contributions Account other than Employer Matching Contributions (and earnings thereon) that have been credited to the Participant's Company Contributions Account in the current Plan Year or the two (2)

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THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
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
      immediately preceding Plan Years, or (iii) that portion of his Before-Tax Account attributable to his Before-Tax Contributions and any income attributable thereto credited to his Before-Tax Account as of December 31, 1988, but excluding any income credited to his Before-Tax Account for any period after December 31, 1988; provided, however, that no withdrawal may be made from a Participant's Before-Tax Account until he has withdrawn all other amounts that are available for withdrawal under the Plan and under all other plans maintained by the Employer and has obtained all nontaxable loans currently available under all plans maintained by the Employer. A Participant shall initiate a Hardship Withdrawal by contacting the S&I Center at 1-888-280-6933. The Participant shall submit such evidence of the existence of Hardship as the Administrative Committee may require and shall also comply with either Section 7.4(a)(1) (available only for hardship applications filed on or after July 1, 1991) or (2) below.

                  (1) In order to demonstrate that a withdrawal from the Plan is necessary to satisfy an immediate and heavy financial need, the Participant shall furnish the Administrative Committee a personal balance sheet, in a form prescribed or permitted by the Administrative Committee, together with such other documentation as may be requested by the Administrative Committee, shall certify that the amount of the withdrawal being requested is not in excess of the amount required to meet the immediate and heavy financial need created by Hardship, and shall also certify that the immediate and heavy financial need cannot be relieved:

                        (A) through reimbursement or compensation by insurance
                  or otherwise;

                        (B) by reasonable liquidation of the employee's assets,
                  to the extent such liquidation would not itself cause an immediate and heavy financial need;

                        (C) by cessation of Before-Tax Contributions or Employee
                  After-Tax Contributions; or

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THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                        (D) by other distributions or nontaxable (at the time of
                  the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms; and

                        (E) because the withdrawal is necessary to pay Federal
                  taxes likely to be incurred as a result of hardship distributions described in Section 2.24(a) through Section 2.24(g).

                  (2) In lieu of submitting the information and certification described in Section 7.4(a)(1), a Participant may elect to (A) suspend all Before-Tax Contributions and Employee After-Tax Contributions for a period of twelve (12) months from the date of the Hardship withdrawal and (B) limit the amount of Before-Tax Contributions for the calendar year immediately following the calendar year in which the Hardship withdrawal occurs to an amount which does not exceed (i) the applicable limit under Code Section 402(g) for such next calendar year less (ii) the amount of the Participant's Before-Tax Contributions for the calendar year in which the Hardship withdrawal occurs.

            (b) Withdrawal from Employee After-Tax Account. A Participant may, in a manner prescribed by the Administrative Committee, which may include the use of electronic transmission or interactive voice response systems, request distribution of all or a portion of his Employee After-Tax Account. For distributions made before August 3, 1998, if the distribution includes any Employee After-Tax Contributions (or earnings thereon) that have been credited to the Participant's Employee After-Tax Account for the current Plan Year or the two immediately preceding Plan Years, the Participant shall not thereafter be eligible to make Employee After-Tax Contributions or Before-Tax Contributions to the Plan before the first payroll period that begins at least six months after the date of the distribution. Effective for distributions made after August 2, 1998, the distribution may include only Employee After-Tax Contributions (or earnings thereon) from the Participant's Employee After-Tax Account that were credited to the Account at least 24 months prior to the withdrawal. Also effective for distributions made after August 2, 1998, a Participant who withdraws Employee After-Tax Contributions from his Employee After-Tax Account that have not been credited to the Account for at

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THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
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
      least 24 months shall not thereafter be eligible to make Employee After-Tax Contributions to the Plan before the first payroll period that begins at least 6 months after the date of the distribution, except that for Participants who have been participating in the Plan for at least 60 months before the date of the withdrawal, the six (6) month suspension is waived. The Administrative Committee may from time to time establish such uniform and non-discriminatory rules and procedures as it deems appropriate to administer withdrawals from Employee After-Tax Accounts.

            (c) Withdrawal from Company Contributions Account. For distributions made before August 3, 1998, a Participant may on account of hardship as defined in Section 7.4(a), on such form and in such manner as the Administrative Committee shall prescribe, require distribution of all or a portion of the Matching Contributions allocated to his Company Contributions Account; provided, however, Matching Contributions credited to the Company Contributions Account for the current Plan Year or the two immediately preceding Plan Years shall not be eligible for such withdrawal. For distributions made after August 2, 1998, a Participant may, in a manner prescribed by the Administrative Committee, which may include the use of electronic transmissions or interactive voice response systems, request distribution of all or a portion of the Employer Matching Contributions (and earnings thereon) that have been credited to the Participant's Company Contributions Account; provided, however, Matching Contributions credited to the Company Contributions Account for the immediately preceding 24 months shall not be eligible for such withdrawal. Notwithstanding the foregoing sentence, if the Participant had been participating in the Plan for at least 60 months, all Matching Contributions credited to the Participant's Company Contribution Account shall be available for withdrawal. The Administrative Committee may, from time to time, establish such uniform and non-discriminatory rules and procedures as it deems appropriate to administer withdrawals from the Employer Company Contributions Accounts.

            (d) Pro-rata Withdrawals. Effective for withdrawals made on or after July 1, 1991, withdrawals will be drawn pro-rata from each of the Investment Funds from which Account the withdrawal is to be made.

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THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
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
      7.5 DEADLINE FOR PAYMENT OF BENEFITS. Notwithstanding any other provision herein, payment of benefits will be made or commence not later than sixty (60) days after the later of the close of the Plan Year in which (1) the Participant attains age sixty-five (65), (2) occurs the tenth (10) anniversary of the Plan Year in which the Participant commenced participation, or (3) the Participant had a Termination of Employment; provided that, payments will be made or commence not later than the Required Beginning Date. However, effective August 3, 1998, a Participant who has met the requirement under The Kellogg Company -- Bakery, Confectionery, Tobacco Workers and Grain Millers Pension Plan for a Normal Retirement Benefit or an Early Retirement Benefit may elect to defer the commencement of the benefit to a later date.

      7.6 SPOUSAL CONSENTS.

            (a) A valid spousal consent to the Participant's naming of a Beneficiary other than his spouse, to a distribution or to the Participant's waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall be:

                  (1) in a writing acknowledging the effect of the consent;

                  (2) signed by the Participant's spouse and witnessed by a
            notary public;

                  (3) effective only for the spouse who gives the consent; and

                  (4) effective only with respect to the specific beneficiary and specific optional form of benefit named in the consent unless the spouse voluntarily in such consent expressly permits subsequent elections of beneficiaries and optional forms of benefit without further spousal consent and acknowledges the spouse's right to limit the consent to a specific beneficiary and optional form of benefit; provided that the consent of a Participant's spouse shall not be required if it is established to the satisfaction of a Plan representative that such consent may not be obtained because there is no spouse, or because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

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THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
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
            (b) To the extent provided in any Qualified Domestic Relations Order (as defined in Section 11.4 below), the former spouse of a Participant shall be treated as the surviving spouse of such Participant for purposes of receiving a Qualified Joint and Survivor Annuity, Qualified Preretirement Survivor Annuity, and providing consent in accordance with this Section 7.6.

      7.7 FACILITY OF PAYMENT. If, in the opinion of the Administrative Committee, any person to whom benefits are payable is unable to care for his affairs because of illness, accident or other incapacity, any payment due (unless prior claim therefor shall have been made by a duly qualified legal representative) may be paid for his benefit to his spouse, parent, child, brother or sister, or to any other person as the Administrative Committee may from time to time determine. If any payment due any person under this Plan is unpaid at the time of the payee's death, the Administrative Committee may determine the person equitably entitled thereto to whom the payment shall be made (unless prior claim therefor shall have been made by a duly qualified legal representative prior to distribution). Any such payment under this Section 7.7 shall, to the extent thereof, be a complete discharge of any liability therefor.

      7.8 FORM OF PAYMENT. A Participant's Accrued Benefit payable under this Article will be distributed in cash; provided that, except with respect to Participant withdrawals made pursuant to Section 7.4, all or any portion of a Participant's Accrued Benefit that is invested in The Kellogg Company Stock Fund and which is payable in the form of a lump sum will, at the election of the Participant, be paid in whole shares of common stock of the Company, except that the value of any fractional share will be paid in cash. Notwithstanding the foregoing, where any portion of the Participant's Accrued Benefit is paid in an annuity form, such benefit shall be paid by distributing an annuity contract to the Participant or other Beneficiary.

      7.9 LUMP SUM PAYMENT WITHOUT ELECTION. Notwithstanding any other provision of this Article VII, if a Participant or a Beneficiary is entitled to a distribution and if the value of a Participant's Accrued Benefit or the present value of a Qualified Joint and Survivor Annuity, Qualified Preretirement Survivor Annuity or of the present value of a distribution payable to an alternate payee under a Qualified Domestic Relations Order before a Participant's (or his Beneficiary's) annuity starting date does not exceed $3,500, the Administrative Committee shall in accordance with uniform and nondiscriminatory rules direct the immediate distribution of such benefit regardless of any election or consent of the Participant, his spouse or other Beneficiary.

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THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

Effective November 1, 2000, the $3,500 limit prescribed in the preceding sentence will increase to $5,000. In determining if the value of a Participant's Accrued Benefit or the present value of a Qualified Joint and Survivor Annuity, Qualified Preretirement Survivor Annuity or the present value of a distribution payable to an alternate payee is less than $5,000, the Administrative Committee shall not be required to look back at whether the present value of the benefit exceeded $5,000 at an earlier distribution date. The rule set forth in the prior sentence does not apply if the Participant has started to receive installment payments under an optional installment method set forth in Section 7.2(a) and at that time the present value of the Participant's benefit exceeded $5,000.

      7.10 REQUIRED MINIMUM DISTRIBUTIONS TO PARTICIPANTS . Effective before January 1, 2000, a Participant who has not had a Termination of Employment as of January 1 of the calendar year in which he will attain age 70--1/2 shall commence receiving installment payments for such calendar year in which he attains age 70--1/2 not later than the last day of such year, and for each calendar year after the year in which he attains age 70--1/2 not later than the last day of such calendar year, in an amount equal to the minimum amount required to be distributed in accordance with regulations under Section 401(a)(9) of the Code or such larger amount (including a lump sum distribution of the Participant's entire Accrued Benefit) as may be elected by the Participant. Furthermore, all benefit distributions under the Plan shall comply with Section 401(a)(9) of the Code. In addition, the distributions will be made in accordance both with the minimum distribution requirements and the minimum distribution incidental benefit requirements of proposed Internal Revenue Regulations Section 1.401(a)(9)-1 and 1.401(a)(9)-2.

      Effective January 1, 2000, a Participant who has had a Termination of Employment as of January 1 of the calendar year in which he will attain age 70-1/2 shall commence receiving installment payments as of the end of the calendar year in which he attains age 70-1/2. A Participant who has not had a Termination of Employment as of January 1 of the calendar year in which he attains age 70-1/2 shall commence receiving installment payments as of the later of (a) the end of the calendar year in which his Termination of Employment occurs or (b) unless he is a 5% Owner, his Required Beginning Date as defined in
Section 2.36 (prior to January 1, 2000 such a Participant regardless of whether or not he is a 5% Owner shall commence to receive installment payments as of the end of the calendar year in which he attains age 70-1/2). The installment payments shall be in an amount equal to the amount required to be distributed in accordance with Section 401(a)(9) of the Code, based on the age of the Participant as of such

                                                                              62
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN date or such larger amount (including a lump sum distribution of the Participant's entire Accrued Benefit) as may be elected by the Participant. Furthermore, all benefit distributions under the Plan shall comply with Section 401(a)(9) of the Code.

      Also effective January 1, 2000, upon attaining his Required Beginning Date, the Administrative Committee shall furnish to the Participant a Beneficiary election form for the purpose of determining if minimum distributions required by Code Section 401(a)(9) are to be calculated based on a single life basis or joint and survivor life basis. By not electing a Beneficiary the Participant shall thereby elect to have his required minimum distributions calculated on a single life basis. By completing a Beneficiary election form the Participant shall elect to have the required minimum distributions calculated on a joint and survivor basis unless the Participant notifies the Administrative Committee that he wishes to have his required minimum distributions calculated on a single life basis. A Participant's life expectancy (and Beneficiary's if applicable) shall be calculated in accordance with published Internal Revenue Service life expectancy tables under Code
Section 401(a)(9). Furthermore, required minimum distributions shall be made in accordance with both the minimum distribution requirements and the minimum distribution incidental benefit requirements of proposed Internal Revenue Regulations Section 1.401(a)(9)-1 and 1.401(a)(9)-2.

      With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed in January 2001 (the "2001 proposed regulations"), notwithstanding any provision of the Plan to the contrary. This paragraph will continue in effect until the end of the last calendar year beginning before the effective date of final regulations under
Section 401(a)(9), or another date specified in guidance published by the Internal Revenue Service. In applying the 2001 proposed regulations, the Plan will figure life expectancy for required minimum distributions made during the Participant's lifetime using the MDIB table provided in A-4 of Section 1.401(a)-5 of the 2001 proposed regulations, unless the Participant's spouse is his sole beneficiary and the Participant otherwise requests. In such a case, the life expectancy will be the longer of the period determined in accordance with the MDIB table and the joint life expectancy of the Participant and his spouse, using the Participant's and spouse's attained ages as of their birthdays in the distribution calendar year.

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THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
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      7.11 REQUEST FOR WITHDRAWAL OR DISTRIBUTION. A Participant must contact the S&I Center at 1-888-280-6933 to request a withdrawal or distribution. A withdrawal or distribution hereunder shall be made within a reasonable time after a Valuation Date provided that the Administrative Committee has received the request for the withdrawal or distribution (and the consent of the Participant's spouse in accordance with Section 7.6, if required), in a manner prescribed by it which may include the use of electronic transmission and/or interactive voice response systems, on or before such Valuation Date, and provided further that the Administrative Committee determines that the request satisfies the requirements for a withdrawal or distribution.

      7.12 DEDUCTION OF TAXES FROM AMOUNTS PAYABLE. The Trustee may deduct from the amounts to be distributed hereunder such amounts as the Trustee, in his or its sole discretion, deems proper to protect the Trustee and the Trust against liability for the payment of death, succession, inheritance, income, or other federal, state or local taxes, and out of the money so deducted, the Trustee may discharge any such liability and pay the amount remaining to the Participant or his Beneficiary, as the case may be.

      7.13 IMPROPER PAYMENT OF BENEFITS. The Administrative Committee shall require reimbursement of any amount of payment subsequently determined not to have been properly payable to a Participant.

      7.14 DIRECT ROLLOVER. Effective for distributions after December 31, 1992, if a distributee (as defined below) is entitled to an eligible rollover distribution (as defined below) such distributee may elect to have such distribution directly paid to the trustee or custodian of an eligible retirement plan (as defined below) specified by the distributee. An election by a distributee to make a direct rollover must be in writing and be made on the applicable form provided by the Administrative Committee.

      The term "eligible rollover distribution" means any distribution to the distributee of all or any portion of the taxable balance to the credit of the Participant under the Plan; provided that such term shall not include:

            (a) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) which are made

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                  (1) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated beneficiary, or

                  (2) for a specified period of 10 years or more; or

            (b) any distribution to the extent such distribution is required by
      Section 401(a)(9) of the Code;

            (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities; and

            (d) effective January 1, 2000, any hardship distribution, as that term is described in Internal Revenue Service regulation
      1.401(k)-1(d)(2)(ii), granted under Section 7.11.

      The term "eligible retirement plan" means

            (a) an individual retirement account described in Section 408(a) of the Code;

            (b) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract);

            (c) a qualified defined benefit or defined contribution plan, the terms of which permit the acceptance of rollover contributions; and

            (d) an annuity plan described in Section 403(a) of the Code.

      The term "distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 11.4 below, are distributees with regard to the interest of the spouse or former spouse.

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      7.15 LOANS TO PARTICIPANTS. The Administrative Committee may direct the
Trustee to lend a Participant an amount not in excess of the lesser of (i) 50% of his vested Accounts or (ii) $50,000 (reduced by the excess, if any, of the highest outstanding balances of all other loans from the Plan during the one-year period ending on the day before the loan is made over the outstanding balance of loans from the Plan on the date on which such loan is made), determined as of the last completed valuation coincident with or immediately preceding the date the Participant applies for the loan. Subject to the rules of the Administrative Committee as set forth below, the Trustee, upon application by a Participant by calling the S&I Center at 1-888-280-6933, may make a loan to such Participant for any purpose.

      In addition to such rules as the Administrative Committee may adopt, all loans shall comply with the following terms and conditions:

            (a) An application by a Participant for a loan from the Plan shall be made to the Administrative Committee (in a manner prescribed by it which may include the use of electronic transmission and/or interactive voice response systems ) whose action thereon shall be final.

            (b) The period of repayment for any loan shall be for a term of either 12, 24, 36, 48 or 60 months by mutual agreement between the Administrative Committee and the borrower, but such period shall not exceed five years. Repayment of interest and principal shall be according to a substantially level amortization schedule of payments beginning with the first payroll period of the month following receipt of the loan. Repayment of interest and principal shall be by payroll deduction, except for those Participants who are not receiving a paycheck or who are laid off with recall rights, with respect to whom a loan repayment check shall be due by the last day of the month. A Participant may have only one loan outstanding at any time. Loans may be prepaid in full at any time without penalty. Loan repayments shall be allocated to a Participant's Accounts on a pro-rata basis to those Accounts from which the loan was distributed as set forth in Section 7.15(j) below and shall be invested pursuant to a Participant's current investment elections.

            (c) Each loan shall be secured by the assignment of the borrower's right, title and interest in and to the Trust Fund to the extent of the borrowed amount, supported by the

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      borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee; provided that, the Participant's spouse has consented in writing to the use of the Participant's Accrued Benefit as security for the loan in accordance with the provisions of Sections 7.2(c) and 7.6 within the 90-day period ending on the date on which the loan is to be secured.

            (d) Each loan shall bear interest equal to the prime lending rate plus one percent shown in the Wall Street Journal as of the last business day of the month prior to the month in which the loan is made or such other rate determined by the Administrative Committee.

            (e) The minimum amount available for any loan is $1,000.00.

            (f) The procedure to be followed by a Participant in applying for a loan shall be determined by the Administrative Committee and documented by a duly approved set of rules of the Administrative Committee.

            (g) A loan shall not be made in an amount that would result in a payroll deduction for the Participant greater than the amount of the Participant's net pay check (after all other deductions).

            (h) In the event of (i) default on the loan or (ii) the Participant's termination of employment prior to repayment of the entire loan balance, the Participant shall have the option to repay the remaining loan balance in full no later than one month following the Participant's termination of employment. If the loan is not repaid, there shall be distributed to the Participant upon his termination of employment the sum of (1) the value of the Participant's Accounts without regard to the amount of any outstanding loan (including any accrued interest thereon) plus (2) the Participant's promissory note. Notwithstanding the foregoing, if the sum of (1) and (2) exceeds $3,500 ($5,000, effective November 1, 2000), then such amount shall be distributed to the Participant only in accordance with Section 7.2 hereof. If the Participant does not consent to take a full distribution of the sum of (1) plus (2), there shall be distributed to the Participant the promissory note and the remaining value of the Participant's Accounts shall be distributed in accordance with
      Section 7.1(a).

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            For purposes of this Section 7.15, default means a Participant's failure to repay the loan when due in accordance with the procedures outlined in subsection (b) hereof.

            (i) Notwithstanding anything herein to the contrary, the Administrative Committee may direct the Trustee to make a loan to a Former Participant who is a "party in interest" as that term is defined in
      Section 3(14) of ERISA, in accordance with nondiscriminatory rules.

            (j) All loans shall be taken on a pro-rata basis from the funds in which a Participant's Accounts are invested, in the following order:

                  (1) Company Profit Sharing Elective Account

                  (2) Employee Profit Sharing Account

                  (3) Company Deferred Profit Sharing Account

                  (4) Rollover Account

                  (5) Before-Tax Account

                  (6) Company Account

                  (7) After-Tax Account

            (k) All loans shall be repaid on a pro-rata basis from the funds in which a Participant's Accounts are invested in the following order:

                  (1) After-Tax Account

                  (2) Company Account

                  (3) Before-Tax Account

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                  (4) Rollover Account

                  (5) Company Deferred Profit Sharing Account

                  (6) Employee Profit Sharing Account

                  (7) Company Profit Sharing Elective Account

            (l) All loans shall comply with the Participant Loan Procedures adopted by the Administrative Committee.

            (m) Loans shall be made available to Participants and Beneficiaries on a reasonably equivalent basis.

            (n) Plan Participants who have loans and are granted an unpaid Authorized Leave of Absence shall have until the earlier of:

                  (1) the end of the unpaid Authorized Leave of Absence; or

                  (2) a period of twelve months after the Authorized Leave of
            Absence starts to repay the loan.


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                                  ARTICLE VIII

                                 ADMINISTRATION

      8.1 ESTABLISHMENT OF COMMITTEES. The Kellogg Company American Federation of Grain Millers Administrative Committee will have overall responsibility for the establishment, amendment, termination, administration and operation of the Plan including the authority to receive and determine benefit claims and to determine appeals of benefit decisions. The Kellogg Company American Federation of Grain Millers Finance Committee is delegated the overall responsibility for the investment of the Trust Fund. Individuals may serve on both Committees.

      8.2   COMMITTEE DUTIES.

            (a) Administrative Committee. The Administrative Committee, which is designated as the administrator of the Plan within the meaning of
      Section 3(16)(A) of ERISA, shall enforce the Plan in accordance with the terms of the Plan and the Trust Agreement and shall have all discretionary powers necessary to accomplish that purpose, including but not by way of limitation, the following:

                  (1) To issue rules and regulations necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules and regulations;

                  (2) To construe and interpret the Plan and Trust Agreement including ambiguous provisions;

                  (3) To determine all questions arising in its administration, including those relating to the eligibility of persons to become Participants; the rights of Participants, former Participants and their Beneficiaries; and Employer Contributions; and its decision thereon shall be final and binding upon all persons hereunder;

                  (4) To compute and certify to the Trustee the amount and kind of benefits payable to Participants or their Beneficiaries;


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                  (5)   To authorize all disbursements of the Trustee from the
            Trust Fund;

                  (6) To employ and suitably compensate such accountants and attorneys (who may but need not be the accountants or attorneys of the Company) and other persons to render advice and clerical employees as it may deem necessary to the performance of its duties;

                  (7) To communicate the Plan and its eligibility requirements to the Employees and to notify Employees when they become eligible to participate;

                  (8) To make available to Participants upon request, for examination during business hours, such records as pertain exclusively to the examining Participant; and

                  (9)   To hear, review and determine claims for benefits.

                  (10) To adopt rules, procedures and such guidance as may be necessary regarding the use of interactive voice response systems to effect changes in contributions, investment elections and such other changes as the Administrative Committee believes may be furthered by the use of interactive voice response technologies. The Administrative Committee may substitute such technology for the written elections required by the Plan upon reasonable notice to the Participants. Participants making use of interactive voice response technology shall be bound as if the Participant had submitted a written request to the Administrative Committee.

            (b) Finance Committee. The Finance Committee will direct the investment of the assets of the Trust Fund and will have all powers necessary to accomplish that purpose including but not by way of limitation, the following:

                  (1) To appoint and remove and direct the Company to enter into a Trust Agreement with the Trustee;


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                  (2)   To appoint and remove and direct the Company to contract
            with one or more investment managers (within the meaning of Section 3(38) of ERISA);

                  (3) To establish and communicate to the Trustee and any investment managers investment objectives and guidelines and periodically review and monitor the performance of the Trustee and any investment managers; and

                  (4) To direct, in its discretion, that Plan assets be invested in such contracts (including but not limited to a group annuity contract, a guaranteed investment contract, an immediate participation guarantee contract or a deposit administration contract) issued by an insurance company authorized to do business in any State of the United States, selected from time to time by the Finance Committee. The Trustee shall be the policyholder of such contract unless the Finance Committee directs that the Company shall be the policyholder of such contract, provided that regardless of who is the policyholder, the Finance Committee shall have the right to exercise, or to direct the Trustee to exercise, all rights, powers, and elections provided under any such contract.

                  (5) To select the Investment Funds to be made available for Participant directed investments.

      8.3   COMMITTEE MEMBERSHIP.

            (a) The Administrative Committee shall be composed of six (6) Regular Members. Three (3) of such Regular Members shall be appointed by the Employer and three (3) of such Regular Members shall be appointed by the General President of the Union.

            (b) The Finance Committee shall consist of not less than three (3) members, who shall be appointed by the Chairman of the Board. The Chairman of the Board may from time to time remove any of said members with or without cause and shall appoint their successors.


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      8.4   COMMITTEE STRUCTURE. Each member of the Administrative Committee and the Finance Committee shall be an officer or Employee of an Employer hereunder. Each person upon becoming a member of a Committee, shall file an acceptance thereof in writing with the secretary of the Kellogg USA Inc. and the secretary of the Committee. Any member of a Committee may resign by delivering his written resignation to the secretary of the Kellogg USA Inc. and the secretary of the Committee, and such resignation shall become effective upon the date specified therein. In the event of a vacancy in membership, the remaining members shall constitute the Committee with full power to act until said vacancy is filled.

      8.5 COMMITTEE ACTIONS. The action of each of the Administrative Committee and the Finance Committee shall be determined by the vote or other affirmative expression of a majority of its respective members. Each Committee shall choose a chairman who shall be a member of the Committee and a secretary who may (but need not) be a member of the Committee. The secretary shall keep a record of all meetings and acts of the Committee and shall have custody of all records and documents pertaining to its operations. Either the chairman or the secretary may execute any certificate or other written direction on behalf of the Committee. The decisions of the Administrative Committee and the Finance Committee in matters within each Committee's respective jurisdiction shall be final, binding and conclusive upon the Employers and the Trustee and upon each Employee, Participant, former Participant, Beneficiary and every other person or party interested or concerned.

      8.6 COMMITTEE LIABILITY. The Administrative Committee and the Finance Committee and the members thereof shall be free from all liability, joint or several, for their acts as members of such Committee, except to the extent that they may have been guilty of willful misconduct, except as otherwise required by federal law.

      8.7 COMMITTEE BONDING. The members of the Administrative Committee and the Finance Committee shall serve without bond (except as otherwise required by federal law) and without compensation for their service as such; but all expenses of the Committees shall be paid by the Trust except to the extent paid by the Employers.


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      8.8   ALLOCATIONS AND DELEGATIONS OF RESPONSIBILITY.

            (a) The Board of Directors, the Chairman of the Board, the Administrative Committee, and the Finance Committee shall each have the authority to delegate from time to time, by instrument in writing filed in its minute books all or any part of its responsibilities under the Plan to such person or persons as it may deem advisable (and may authorize such person, upon receiving the written consent of the delegating authority, to delegate such responsibilities to such other person or persons as the delegating authority shall authorize), and in the same manner to revoke any such delegation of responsibility. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the delegating authority. The Employers, the Board of Directors, the Chairman of the Board, the Administrative Committee, and the Finance Committee shall not be liable for any acts or omissions of any such delegate except as required by the Code or ERISA. The delegate shall periodically report to the delegating authority concerning the discharge of the delegated responsibilities.

            (b) The Board of Directors, the Chairman of the Board, the Administrative Committee, and the Finance Committee shall each have the authority to allocate from time to time, by instrument in writing filed in its minute books, all or any part of its responsibilities under the Plan to one or more of its members as it may deem advisable, and in the same manner to revoke such allocation of responsibilities. Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the allocating authority. The Employers, the Board of Directors, the Chairman of the Board, the Administrative Committee, and the Finance Committee shall not be liable for any acts or omissions of such member except as required by the Code or ERISA. The member to whom responsibilities have been allocated shall periodically report to the allocating authority concerning the discharge of the allocated responsibilities.

      8.9 INFORMATION TO BE SUPPLIED BY EMPLOYERS. Employers shall provide the Administrative Committee and the Finance Committee or their delegates with such information


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as they shall from time to time need in the discharge of their duties. The
Committees and the Trustee may rely conclusively on the information certified to it by an Employer.

      8.10 RECORDS. The regularly kept records of the Administrative Committee, the Finance Committee, the Company, Kellogg USA Inc. and the Employers shall be conclusive evidence of the Years of Eligibility Service of an Employee, his Compensation, his age, his marital status, his status as an Employee, and all other matters contained in such records applicable to this Plan, except as otherwise required by ERISA, provided that an Employee may request a correction in the record of his age at any time prior to retirement, and such correction shall be made if within ninety (90) days after such request he furnishes in support thereof a birth certificate, baptismal certificate, or other documentary proof of age satisfactory to the Administrative Committee.

      8.11 FIDUCIARY CAPACITY. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

      8.12 COMPANY AS AGENT. The Company, the Administrative Committee and the Finance Committee, as applicable, shall act as agent for each Employer in the administration of the Plan.

      8.13 FIDUCIARY RESPONSIBILITY. If a Plan fiduciary acts in accordance with ERISA, Title I, Subtitle B, Part 4,

            (a) in relying on a Participant's election to waive a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity or a revocation of such an election or in determining that the Participant's spouse has consented to a waiver or to the Participant's naming of a Beneficiary other than his spouse or that the consent of the Participant's spouse may not be obtained because there is no spouse, the spouse cannot be located or other circumstances prescribed by the Secretary of the Treasury by regulations, then to the extent of payments made pursuant to such consent, revocation or determination, the Plan and its fiduciaries shall have no further liability; or

            (b) in treating a domestic relations order as being (or not being) a Qualified Domestic Relations Order (as defined in Section 11.4), or, during any period in which the


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      issue of whether a domestic relations order is a Qualified Domestic
      Relations Order is being determined (by the Administrative Committee, by a court of competent jurisdiction, or otherwise), in separately accounting for the amounts ("Segregated Amounts") which would have been payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order, in paying the Segregated Amounts (including any interest thereon) to the person entitled thereto if within the 18-month period beginning with the date on which the first payment would be required to be made under the domestic relations order (the "18-Month Period") the domestic relations order (or a modification thereof) is determined to be a Qualified Domestic Relations order, in paying the Segregated Amounts (including any interest thereon) to the person entitled thereto if there had been no order, if within the 18-Month Period the domestic relations order is determined not to be qualified, or if the issue is not resolved within the 18-Month Period and in prospectively applying a domestic relations order which is determined to be qualified after the close of the 18-Month Period, then the obligation of the Plan and its fiduciaries to the Participant and each alternate payee shall be discharged to the extent of any payment made pursuant to such acts.


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                                   ARTICLE IX

                                CLAIMS PROCEDURE

      9.1 INITIAL CLAIM FOR BENEFITS. Each Participant or Beneficiary (a "Claimant") may submit his claim for benefits to the Administrative Committee (or to such other person or persons as may be designated by the Administrative Committee) in a manner prescribed by it which may include the use of electronic transmission and/or interactive voice response systems, or as is provided or approved by the Administrative Committee, which claim shall designate the date upon which the Claimant desires his benefits to commence. A Claimant shall submit a claim for benefits by calling the S&I Center at 1-888-280-6933. A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review under Sections 9.1 and 9.2.

      When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the Claimant shall be notified of the approval or the denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the claim was filed). A Claimant shall be given notice in which the Claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the Claimant shall be given notice which shall contain (1) the specific reasons for the denial, (2) references to pertinent plan provisions upon which the denial is based, (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (4) the Claimant's rights to seek review of the denial.

      9.2 REVIEW OF CLAIM DENIAL. If a claim is denied, in whole or in part, (or if within the time periods presented in Section 9.1 the Claimant has not received an approval or a denial and the claim is therefore deemed denied) the Claimant shall have the right to request that the Administrative Committee review the denial, provided that the Claimant files a request for review with the Administrative Committee within sixty (60) days after the date on which the


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Claimant received notification of the denial. A Claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Administrative Committee. Within sixty (60) days after a request for review is received, the review shall be made and the Claimant shall be advised of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the Claimant and shall include specific reasons for the decision and references to plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes.
If a Claimant shall fail to file a request for review in accordance with the procedures described in Sections 9.1 and 9.2, such Claimant shall have no right to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.


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                                    ARTICLE X

                      AMENDMENT AND TERMINATION OF THE PLAN

      10.1 DURATION. This Plan shall have the same duration as the Master Agreement between Kellogg USA Inc. and the Union and, except as otherwise provided in this Article X, shall continue in effect without change from year to year. Either Kellogg USA Inc. or the Union, if they wish to terminate, amend or modify this Plan may do so with the same rights and limitations as provided in the Master Agreement for termination, amendments or modifications of the Master Agreement.

      10.2 AMENDMENT. Notwithstanding anything to the contrary provided herein, the six (6) members of the Administrative Committee assembled at a meeting are expressly authorized by the Company and the Union to amend or modify the provisions of this Plan by a unanimous vote, provided however, unless otherwise required by law:

            (a) No such amendment or modification affecting the amount of the contributions to the Fund or the management of the funds or the duties, obligations or power of the Trustees of the Trust Fund shall be made until and unless such amendment or modification has first specifically been agreed to in writing by Kellogg USA Inc. and the Union;

            (b) No part of the assets of the Fund shall, by reason of any such amendment or modification, be used for or diverted to any purpose other than for the sole and exclusive benefit of Participants, terminated vested Participants or other beneficiaries under the Plan or for necessary expenses unless such amendment or modification has first specifically been agreed to in working by Kellogg USA Inc. and the Union, and,

            (c) No such amendment shall have the effect of vesting in any Employer any interest in any funds, securities or other property subject to the terms of this Plan and the Trust Agreement.

      Any amendment or modification duly made in accordance with the Section 10.2, shall be final, binding and conclusive upon Kellogg USA Inc., the Union, Participants and other


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THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN beneficiaries and all other parties and persons having or claiming to have any interest whatsoever in the Plan or Trust Fund.

      No amendment to the Plan shall decrease a Participant's Accrued Benefit or eliminate an optional form of distribution of that benefit unless authorized under Section 411(d)(6) of the Code, provided, however, that no amendment made in conformance to provisions of the Code, or any other statute relating to employees' trusts, or any official regulations or ruling issued pursuant thereto, shall be considered prejudicial to the rights of any Participant or Beneficiary.

      10.3 TERMINATION. The Plan may be terminated as provided in Section 10.1 of this Article X.

      When any termination date shall be fixed, the Administrative Committee shall give notice thereof to the Commissioner of Internal Revenue Service or such other office, if any, as may then be prescribed by governmental regulation.

      Notwithstanding any provision to the contrary, upon the termination or the partial termination or upon complete discontinuance of contributions under this Trust, the rights of all terminated Participants to the amount credited to said Participants' accounts shall be nonforfeitable.

      10.4 PAYMENT UPON TERMINATION. Upon termination of the Plan or complete discontinuance of Employer Contributions, each Participant's Accrued Benefit will remain fully vested and nonforfeitable. Upon a partial termination of the Plan, the Accrued Benefit of each former Participant who lost status as a Participant (or otherwise suffered the partial termination) because of such partial termination will remain fully vested and nonforfeitable. In the event of termination of the Plan and after payment of all expenses, the Administrative Committee may direct that either (1) each Participant and each Beneficiary of a deceased Participant receive his entire Accrued Benefit as soon as reasonably possible; provided that, the Employer does not maintain or establish another defined contribution plan as of the date of said termination or (2) the Trust be continued and Participants' Accrued Benefits be distributed at such times and in such manner as provided in Article VII. Furthermore, upon the termination of the Plan, "Affected Participants" shall receive 100% of their Accrued Benefit. "Affected Participants" are Employees who have an Accrued Benefit at the time the Plan terminates.


                                                                              80
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

      11.1  EMPLOYER JOINDER AND WITHDRAWAL

            (a) Employer Joinder Any Related Company may by resolution of such Related Company's board of directors, with the approval of the Administrative Committee and subject to such terms and conditions (including but not limited to terms and conditions concerning Years of Eligibility Service and amount of Accrued Benefits) as the Administrative Committee may prescribe, adopt the Plan and Trust Agreement.

            (b) Employer Withdrawal Any Employer other than the Company or Kellogg USA Inc. may withdraw from the Plan and Trust Agreement, under such terms and conditions as the Board of Directors may prescribe, by delivery to the Trustee and the Company of a resolution of its board of directors electing to so withdraw.

      11.2 PLAN MERGER. The Plan shall not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would receive a benefit immediately after the merger, consolidation or transfer (if the Plan were then terminated) which is equal to or greater than the benefit he would have been entitled to immediately before the merger, consolidation, or transfer (if the Plan were then terminated).

      11.3  NON-ALIENATION OF BENEFITS.

            (a) No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal processes or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No benefit, nor any fund which may be established for the payment of such benefits, shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits.


                                                                              81
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

            (b)   Notwithstanding Section 11.3(a), the Trustee

                  (1) shall comply with an order entered on or after January 1, 1985, determined by the Committee to be a Qualified Domestic Relations Order as provided in Section 11.4,

                  (2) shall comply with a domestic relations order entered before January 1, 1985, if benefits are already being paid under such order, and

                  (3) may treat an order entered before January 1, 1985, as a Qualified Domestic Relations order even if it does not meet the requirements of Section 11.4.

            (c) Also notwithstanding Section 11.3(a), effective August 5, 1997, a Participant's benefits under the Plan may be subject to reduction for Federal and State income tax withholding, and in an amount that the Participant is ordered or required to pay to the Plan if the order or requirement to pay arises under a judgment of conviction for a crime involving the Plan.

      11.4  QUALIFIED DOMESTIC RELATIONS ORDER.

            (a) "Qualified Domestic Relations Order" means any judgment, decree, or order (including approval of a property settlement agreement):

                  (1) which is made pursuant to a state domestic relations law (including a community property law),

                  (2) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant,

                  (3) which creates or recognizes the existence of an alternate payee's right to receive all or a portion of the Participant's Accrued Benefit under the Plan, and


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THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                  (4) with respect to which the requirements of paragraphs (b) and (c) are met.

            (b) A domestic relations order can be a Qualified Domestic Relations order only if such order clearly specifies:

                  (1) the name and the last known mailing address, if any, of the Participant and the name and mailing address of each alternate payee covered by the order,

                  (2) the amount or percentage of the Participant's Accrued Benefit to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined,

                  (3) the number of payments or period to which such order applies, and

                  (4)   each Plan to which such order applies.

            (c) A domestic relations order can be a Qualified Domestic Relations Order only if such order does not:

                  (1) require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan,

                  (2) require the Plan to provide increased benefits (determined on the basis of actuarial value), or

                  (3) require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

            (d) A domestic relations order shall not be treated as failing to meet the requirements of Section 11.4(c)(1) solely because such order requires that payment of benefits be made to an alternate payee:


                                                                              83
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                  (1) in the case of any payment before a Participant has had a Termination of Employment, on or after the earlier of:

                        (A) the date on which the Participant is entitled to received benefits under the Plan, or

                        (B) the later of: (i) the date the Participant attains age 50, or (ii) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant had a Termination of Employment,

                  (2) as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued and not taking into account the present value of any employer subsidy for early retirement), and

                  (3) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a Qualified Joint and Survivor Annuity with respect to the alternate payee and his or her subsequent spouse).

            (e) To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as the surviving spouse of such Participant for purposes of receiving a Qualified Joint and Survivor Annuity, a Qualified Preretirement Survivor Annuity, and providing a valid consent in accordance with Section 7.6.

            (f) In the case of any domestic relations order received by the Plan, the Administrative Committee shall separately account for the amounts payable under the domestic relations order. If it is determined that the order is not a Qualified Domestic Relations Order, the amounts separately accounted for during such determination shall no longer be accounted for separately.

            (g) An alternate payee can elect in writing, on a form prescribed or permitted by the Administrative Committee, to have the amounts payable under the Qualified Domestic Relations Order invested in increments of 10% in one or more of the Investment Funds described in Section 6.7.


                                                                              84
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

            (h) An alternate payee can designate in writing on a form prescribed or permitted by the Administrative Committee, a Beneficiary to receive some or all of the amounts payable under the Qualified Domestic Relations Order assuming the alternate payee dies before receiving the entire amount that is payable.

      11.4 UNCLAIMED AMOUNT. Unclaimed amounts shall consist of the amounts of the Accounts of a retired, deceased or terminated Participant which cannot be distributed because of the Administrative Committee's inability, after a reasonable search, to locate a Participant or his Beneficiary within a period of two (2) years after the payment of benefits becomes due. Unclaimed amounts for a Plan Year shall become a Forfeiture and shall be applied in accordance with the following sentence, within a reasonable time after the close of the Plan Year in which such two-year period shall end. Forfeitures shall be applied toward the payment of (and shall be considered to be) Employer Matching Contributions under
Section 4.1 of the Employer of the Employees who forfeited such amounts. If an unclaimed amount is subsequently properly claimed by the Participant or the Participant's Beneficiary, said amount shall be paid to such Participant or Beneficiary, and shall be accounted for by requiring an additional contribution of the amount necessary to make such payment from the Employer(s) whose Employer Matching Contributions were reduced by such Forfeiture.

      11.5 NO CONTRACT OF EMPLOYMENT. Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any Employee or as creating a right of any Employee to be continued in the employment of any Employer.

      11.6 REDUCTION FOR OVERPAYMENT. The Administrative Committee shall, whenever it determines that a person has received benefit payments under this Plan in excess of the amount to which the person is entitled under the terms of the Plan, make a reasonable attempt to collect such overpayment from the person. If the person to whom such overpayments were made does not, within a reasonable time, make the requested repayment to the Trustee, the overpayment shall be considered as an advance payment of benefits and the Administrative Committee shall direct the Trustee to reduce all future benefits payable to that person by the equivalent value of the overpayment.

      11.7 EMPLOYEES' TRUST. The Plan and Trust are created for the exclusive purpose of providing benefits to the Participants in the Plan and their Beneficiaries and defraying reasonable


                                                                              85
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN expenses of administering the Plan and Trust. The Plan and Trust shall be interpreted in a manner consistent with their being a Plan described in Section 401(a) of the Code and a Trust exempt under Section 501(a) of the Code. At no time shall the Trust Fund be diverted from the above purpose, except as may be provided in Section 6.10.

      11.8 SOURCE OF BENEFITS. All benefits payable under the Plan shall be paid or provided solely from the Trust and the Employers assume no liability or responsibility therefore.

      11.9 LIMITATION ON LIABILITY. No Employer nor any agent or representative of any Employer who is an Employee, officer, or director of an Employer in any manner guarantees the Trust Fund against loss or depreciation, and to the extent not prohibited by federal law, none of them shall be liable (except for his own gross negligence or willful misconduct), for any act or failure to act done or omitted in good faith with respect to the Plan except as required by the Code or ERISA. No Employer shall be responsible for any act or failure to act of any Trustee appointed to administer the Trust Fund. No Employer shall be responsible for the sufficiency of the Trust Fund, and in the event of termination of the Plan, no Employer shall be required to make any contributions to the Trust.

      11.10 COMPANY MERGER. In the event that any successor corporation to Kellogg USA Inc., by merger, consolidation, purchase or otherwise, shall elect to adopt the Plan, such successor corporation shall be substituted hereunder for Kellogg USA Inc. upon filing in writing with the Trustee its election so to do.

      11.11 GENDER AND NUMBER. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine or neuter, and singular the plural.

      11.12 HEADINGS. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

      11.13 UNIFORM AND NONDISCRIMINATORY APPLICATION OF PROVISIONS. The provisions of this Plan shall be interpreted and applied in a uniform and non-discriminatory manner with respect to all Participants, former Participants, and Beneficiaries.


                                                                              86
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

      11.14 INVALIDITY OF CERTAIN PROVISIONS. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

      11.15 LAW GOVERNING. The Plan shall be construed and enforced according to the laws of Michigan without regard to its laws with respect to choice of law, to the extent not preempted by ERISA.


                                                                              87
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

      IN WITNESS WHEREOF, the duly authorized officer of Kellogg Company below has executed this restatement of The Kellogg Company - Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan (As Restated Effective January 1, 1987) which embodies the terms of the Plan As Amended and Restated Effective November 1, 1989, and as further amended by Amendments No. 1 through 6, this ___ day of _____________, 2002.

                                    KELLOGG COMPANY

                                    By:_______________________________________


                                                                              88
THE KELLOGG COMPANY -- BAKERY, CONFECTIONERY, TOBACCO WORKERS
AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

                               AMENDMENT NUMBER 1
                                     TO THE
   KELLOGG COMPANY - BAKERY, CONFECTIONERY, TOBACCO WORKERS AND GRAIN MILLERS
                          SAVINGS AND INVESTMENT PLAN
               (As Amended and Restated Effective January 1, 1997
                    With Amendments Through January 1, 2002)

                     Effective as of the Dates Stated Herein

      WHEREAS, the Kellogg Company (the "Company") maintains the Kellogg Company -- Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan (as amended and restated effective January 1, 1997 with amendments through January 1, 2002) (the "BCTGM S&I Plan") for the benefit of eligible union employees of the Company and its affiliates;

      WHEREAS, under Section 10.2 of the BCTGM S&I Plan, the Company and the Union (as such terms are defined under the BCTGM S&I Plan) have authorized the Administrative Committee to amend or modify the provisions of this Plan by a unanimous vote;

      WHEREAS, the Company and the Union negotiated and agreed in writing on September 29, 2002 to amend the BCTGM S&I Plan effective as of November 13, 2002, to add an employee stock ownership plan ("ESOP") component in accordance with Code Section 4975(e)(7), which is intended to be a stock bonus plan under Code Section 401(a); and

      WHEREAS, the Company and the Union desire to amend the BCTGM S&I Plan to adopt an Appendix A to the Plan, attached hereto as Exhibit I, to demonstrate the BCTGM S&I Plan's good faith compliance with the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), effective as of the dates stated.

      NOW, THEREFORE, BE IT RESOLVED, that pursuant to the power given to the Administrative Committee under Section 10.2 of the BCTGM S&I Plan, the BCTGM S&I Plan is hereby amended in the following particulars:

      1. By adding the following new Article XII immediately after Article XI, effective as of November 13, 2002:

                                  "ARTICLE XII

                    EMPLOYEE STOCK OWNERSHIP PLAN PROVISIONS

      12.1 ESTABLISHMENT OF ESOP. From and after November 13, 2002, interests in the Kellogg Company Stock Fund shall be divided between the ESOP Subfund and the 401(k) Company Stock Subfund. The ESOP Subfund together with the 401(k) Company Stock Subfund shall constitute (and may be referred to as) the Kellogg Company Stock Fund. The portion of the Plan assets consisting of the ESOP Subfund shall be a stock bonus plan under Section 401(a) of the Code, which is intended to qualify as an employee stock ownership plan under Section 4975(e)(7) of the Code (the "ESOP Portion"). The ESOP Portion is maintained as a portion of the Plan as authorized by Treasury Regulations Section 54.4975-11(a)(5). The remaining part of the Plan is intended to be a profit sharing plan that meets the requirements for qualification under Sections 401(a) and 401(k) of the Code (the "Profit Sharing Portion"). Together the ESOP Portion and the Profit Sharing Portion constitute the entire Plan and are intended to be a single plan under Treasury Regulations Section 1.414(l)-1(b)(1).

      Notwithstanding the foregoing, this Article XII shall not apply to any investment by a Muncy Participant in the Kellogg Company Stock Fund.

      12.2 DEFINITIONS. For purposes of this Article XII, the following terms shall have the meaning set forth below:

            (a) "Cash Dividends" means the cash dividends that are paid on or after March 1, 2002 by the Company with respect to the Company Stock in the ESOP Subfund.

            (b) "Company Stock" means common stock issued by the Company (or by a corporation that is a member of the same controlled group) which is readily tradable on an established securities market.

            (c) "ESOP Subfund" means the portion of the Kellogg Company Stock Fund that constitutes an employee stock ownership plan under Section 4975(e)(7) of the Code. The ESOP Subfund shall invest primarily in employer securities, within the meaning of Section 409(l) of the Code, and shall consist of the Company Stock and other assets determined by the Administrative Committee or the Finance Committee to be a part of such Subfund.

            (d) "401(k) Company Stock Subfund" means the portion of the Kellogg Company Stock Fund that does not constitute an employee stock ownership plan under Section 4975(e)(7) of the Code, and that shall consist of the Company Stock and other assets determined by the Administrative Committee or the Finance Committee to be a part of such Subfund.

            (e)   "Payment Election" means a completed election made under
Section 13.4 pursuant to which a Participant has affirmatively elected to have his or her Cash Dividends paid to the Trustee and distributed by the Trustee to the electing Participant outside the Plan. To the extent administratively feasible, the Trustee will distribute the Cash Dividends to Participants on the same day the Cash Dividends are paid to the Trustee. The Administrative Committee may, in its sole discretion, which shall be applied in a uniform and non-discriminatory manner, instead (i) allow Participants to affirmatively elect to have their Cash Dividends paid to the Trustee and distributed by the Trustee to the Participants no later than 90 days after the end of the Plan Year in which paid to the Trustee, or (ii) allow Participants to affirmatively elect to have their Cash Dividends paid directly to them in cash outside the Plan.

            (f) "Subfunds" refers to both the ESOP Subfund and the 401(k) Company Stock Subfund.

      12.3  OPERATION OF SUBFUNDS.

            (a) Establishment of Subfunds. The ESOP Subfund and the 401(k) Company Stock Subfund shall be initially established effective as of the beginning of the day on November

13, 2002. The Company Stock and other assets held in the Kellogg Company Stock Fund as of the end of the day on November 12, 2001 shall be transferred to the ESOP Subfund as soon as administratively feasible.

            (b) Contributions to Plan. All Employer Matching Contributions, Before-Tax Contributions, Special Section 401(k) Contributions, Employee After-Tax Contributions and Rollover Contributions that are made for a Plan Year and that are immediately invested in the Kellogg Company Stock Fund, either due to an investment election by the Participant or due to a directive by an Employer, the Finance Committee or the Administrative Committee, shall be added to the 401(k) Company Stock Subfund.

            (c)   Transfers into and out of Subfunds.

                  (1) Any transfers into the Kellogg Company Stock Fund from another Investment Fund shall be added to the ESOP Subfund.

                  (2) As of the end of the business day immediately prior to each ex-dividend date for the payment of dividends on Company Stock, the closing balance of all Company Stock held in the 401(k) Company Stock Subfund shall be deemed to be automatically transferred to the ESOP Subfund, in accordance with any rules and procedures that the Administrative Committee may establish from time to time.

                  (3) Transfers out of Company Stock and into another Investment Fund shall first be subtracted from the 401(k) Company Stock Fund, with any remaining balance to be taken from the ESOP Subfund, as necessary.

      12.4. ELECTION TO RECEIVE DIVIDENDS ON ESOP SUBFUND.

            (a) The Administrative Committee shall prescribe rules and procedures that allow each Participant with an interest in the ESOP Subfund to elect to have the Cash Dividends allocable to him or her paid to the Trustee and distributed by the Trustee to the electing Participant outside the Plan rather than having such Cash Dividends paid to the Plan and reinvested in Company Stock in the ESOP Subfund. To the extent administratively feasible, the Trustee will distribute the Cash Dividends to Participants on the same day the Cash Dividends are paid to the Trustee. The Administrative Committee may, in its sole discretion, which shall be applied in a uniform and non-discriminatory manner, instead (i) allow Participants to affirmatively elect to have their Cash Dividends paid to the Trustee and distributed by the Trustee to the Participants no later than 90 days after the end of the Plan Year in which paid to the Trustee, or (ii) allow Participants to affirmatively elect to have their Cash Dividends paid directly to them in cash outside the Plan. Such rules and procedures that are prescribed by the Administrative Committee shall be in accordance with the terms of the Plan or, to the extent not specified in the Plan, the requirements that must be satisfied in order for a federal income tax deduction to be allowed under Section 404(k) of the Code with respect to the amount of Cash Dividends (including the requirement that the election to receive Cash Dividends be irrevocable for the period to which it applies and including the requirement set forth in Section 404(k)(2)(b) of the Code).

            (b) In the event a Participant does not complete a Payment Election, the Cash Dividends allocated to him or her shall be automatically paid to the Plan, allocated to the ESOP Subfund and reinvested in Company Stock. Participants may make a Payment Election in the manner prescribed by the Administrative Committee, which may include the use of electronic transmissions and/or an interactive voice response system. A Payment Election shall be irrevocable once accepted by the Administrative Committee and shall remain in effect indefinitely thereafter, unless the Participant cancels the Payment Election pursuant to the rules and procedures adopted by the Administrative Committee, which shall give Participants a reasonable opportunity to change a dividend election at least annually and at any time that there is a modification in the Plan's provisions governing the manner in which Cash Dividends are paid or distributed to Participants. A Participant's Payment Election shall be effective as soon as administratively practicable following the date the Plan receives the Participant's Payment Election. A Payment Election must be completed by the Participant within the time proscribed for such purpose and pursuant to the rules and procedures adopted by the Administrative Committee from time to time. Any Payment Election that is not completed as required by the Administrative Committee shall be considered null and void. Notwithstanding any provisions in this Section 13.4 to the contrary, in the absence of a valid Payment Election, if a Hardship withdrawal is processed on an ex-dividend date for a Participant with an interest in the ESOP Subfund, the Participant shall be deemed to have a Payment Election in effect solely with respect to said ex-dividend date, and the applicable Cash Dividends shall be distributed or paid to the Participant in accordance with the provisions of this Section 13.4.

            (c) Cash Dividends that are paid or reinvested pursuant to Section 404(k)(2)(A)(iii) of the Code and the provisions of this Section shall not be considered to be Annual Additions for purposes of Section 415(c) of the Code, Before-Tax Contributions for purposes of Section 402(g) of the Code, elective contributions for purposes of Section 401(k) of the Code or employee contributions for purposes of Section 401(m) of the Code.

            (d) Notwithstanding the foregoing provisions of this Section 13.4, Participants who are residents of states that have not amended their tax laws to conform with Section 404(k)(2) of the Code, as amended by the Economic Growth & Tax Relief Act of 2001, shall have their respective Cash Dividends distributed to them in cash, in the same manner as if they had completed a Payment Election.

      12.5. GENERAL RULES. Both the 401(k) Company Stock Subfund and the ESOP Subfund shall be governed by the following paragraphs, unless otherwise noted.

            (a) Investments in the Subfunds will be denominated as "units." The value of a unit will fluctuate in response to various factors, including the price of and dividends paid on Company Stock, earnings and losses on other investments in the Subfunds and Subfund expenses.

            (b) Shares of Company Stock held in the Subfunds and dividends and other distributions on Company Stock are not specifically allocated to Participant Accounts. Each Participant's interest in the Subfunds will be based on the proportion of his investment in the Subfunds to the total investment in the Subfunds of all Participants.

            (c) Any dividends on shares of Company Stock in the 401(k) Company Stock Subfund will be paid to the 401(k) Company Stock Subfund, treated as earnings and used to purchase additional units in the 401(k) Company Stock Subfund. Any Company Stock received by the Trustee as a stock split or dividend, or as a result of a reorganization or other recapitalization with respect to the Company Stock in the 401(k) Company Stock Subfund, will be unitized and added to the 401(k) Company Stock Subfund. Any other property (other than shares of Company Stock) received by the Trustee with respect to the Company Stock in the 401(k) Company Stock Subfund may be sold by the Trustee and the proceeds added to the 401(k) Company Stock Subfund. In the event of a significant distribution of such other property, the Administrative Committee may implement special arrangements for the holding or disposition of such other property by the Plan. Any rights to subscribe to additional shares of Company Stock shall be sold by the Trustee and the proceeds credited to the 401(k) Company Stock Subfund.

            (d) All Cash Dividends on shares of Company Stock in the ESOP Subfund that a Participant does not elect to have distributed to the Participant pursuant to Section 13.4 will be reinvested in Company Stock, unitized and added to the ESOP Subfund. Any Company Stock received by the Trustee as a stock split or dividend, or as a result of a reorganization or other recapitalization with respect to the Company Stock in the ESOP Subfund, will be unitized and added to the ESOP Subfund. Any other property (other than shares of Company Stock) received by the Trustee with respect to the Company Stock in the ESOP Subfund may be sold by the Trustee and the proceeds added to the ESOP Subfund. In the event of a significant distribution of such other property, the Administrative Committee may implement special arrangements for the holding or disposition of such other property by the Plan. Any rights to subscribe to additional shares of Company Stock shall be sold by the Trustee and the proceeds credited to the ESOP Subfund.

            (e) Shares of Company Stock either will be contributed by the Employers to the Subfunds or will be purchased or sold for the Subfunds in the open market or in privately negotiated transactions. The Trustee, or its designated agent, may limit the daily volume of purchases and sales to the extent it believes it will be in the interest of Participants to do so.

      12.6. ESOP REQUIREMENTS. To the extent required by applicable law, the Company reserves the right to amend the Plan to conform to any applicable statutory or regulatory requirements.

      12.7. DISAGGREGATION OF ESOP. Notwithstanding any provisions in this Plan to the contrary, the ESOP Portion of the Plan (or any other employee stock ownership plan described in Section 4975(e)(7) or Section 409 of the Code) is not subject to the aggregation provisions of Sections 4.1 and 4.2."

      2. By adding the following new subsection 7.4(a)(3) under Article VII, effective as of November 13, 2002:

                  "(3) In addition, effective as of November 13, 2002, a Participant who has an interest in the ESOP Subfund may not receive a Hardship withdrawal under this Section 7.4(a) unless he or she has elected to have the Plan distribute all Cash Dividends to him or her to the extent such dividends are currently available to the Participant. If the Hardship withdrawal is processed on an ex-dividend date, the amount of the Hardship withdrawal shall be reduced by the amount of the Cash Dividends distributed or paid to the Participant in accordance with the provisions of Section 12.4."

      3.    By amending Article IV as follows:

            (a). By substituting the following for Section 4.1(a) of the Plan, effective as of September 29, 2002:

                  "(a)  Employer Matching Contributions. Except as provided in an applicable Appendix and herein, effective for Plan Years beginning on or after January 1, 2002, each Employer shall contribute on behalf of each Active Participant employed by the Employer an amount equal to: (i) 100% of the first 3% of the Before-Tax Contributions or the Employee After-Tax Contributions, whichever is applicable, made on behalf of the Active Participant pursuant to Section 4.2 or 4.5 for each payroll period, and (ii) 50% of the next 2% of Before-Tax Contributions or the Employee After-Tax Contributions, whichever is applicable, made on behalf of the Active Participant pursuant to Section 4.2 or 4.5 for each payroll period. Except as provided in an applicable Appendix and herein, 12.5% of the Employer Matching Contributions will be made in the form of Kellogg Company Stock and will immediately be placed in the Kellogg Company Stock Fund.

                  Notwithstanding the forgoing, with respect to an Active
            Participant who is a Muncy Participant, each Employer shall continue to contribute on behalf of each such Active Participant employed by the Employer an amount equal to 80% of the first 5% of the Before-Tax Contributions or the Employee After-Tax Contributions, whichever is applicable, made on behalf of the Active Participant pursuant to Section 4.2 or 4.5 for each payroll period. Except as provided in an applicable Appendix, 12.5% of the Employer Matching Contributions will be made in the form of Kellogg Company Stock and will immediately be placed in the Kellogg Company Stock Fund.

            (b) Subsection 4.2(a) of the Plan is hereby deleted and the following new subsection 4.2(a) is inserted in its place, effective as of January 1, 2002:

                  "(a)  Each Active Participant shall have his or her
            Compensation reduced for each payroll period by calling the Saving & Investment Center (`S&I Center') at 1-888-280-6933 and specifying in a Compensation Reduction Election the amount his or her compensation is to be reduced. The Compensation Reduction Election shall be filed with the Administrative Committee (in a manner prescribed by the Administrative Committee that may include the use of electronic transmission and/or interactive voice response systems). Each Employer shall contribute to the Trust, as a Before-Tax Contribution on behalf of each Active Participant employed by the Employer, the amount by which such Participant's Compensation has been reduced by the Participant's Compensation Reduction Election in accordance with this subsection (a).

                        (1) Except as provided in an applicable Appendix, a Participant's Compensation Reduction Election will equal a minimum of 1% up to a maximum of 50% of his or her Compensation (in increments of 1%) in accordance with such rules as the Administrative Committee, in its discretion, specifies from time to time. Notwithstanding the foregoing, the aggregate percentage of Compensation that a Participant may elect to contribute to the Plan pursuant to this Section 4.2 and Section 4.6 of the Plan may not exceed 50%.

                        (2) A Participant may make, change, or revoke a Compensation Reduction Election by calling the S & I Center at any time at 1-888-280-6933 and in such a manner as the Administrative Committee may prescribe (which may include the use of electronic transmissions and/or interactive voice response systems). A Compensation Reduction Election, a change or a revocation shall apply solely to Compensation not earned as of the date of such election. Changes or revocations made in a Participant Compensation Reduction Election shall become effective the day such a change has been elected; provided such change is communicated to the S & I Center before 4:00 p.m. ET on a day the NYSE is trading. If a Participant elects to make a Compensation Reduction Election after 4:00 p.m. ET on a day the NYSE is trading, on a weekend, or on a holiday, the request will be effective at 4:00 p.m. as of the close of business on the next day trading is conducted at the NYSE.

                        (3) Once a Participant makes, changes, or revokes a Compensation Reduction Election, the election will be communicated to payroll and the reduction, change, or revocation will occur in the Participant's pay within one to two pay periods, depending upon the date the request was communicated to the S & I Center during the payroll cycle. The Compensation Reduction Election by the Participant shall continue in effect, notwithstanding any changes in compensation, until the

            Participant changes or revokes the Compensation Reduction Election or until he or she shall cease to be a Plan Participant.

                        (4)   In the event a Participant reaches the Code
            Section 402(g) limit as described above (or the limit described in Appendix A, as applicable), the Participant's Compensation Reduction Election will automatically switch and the Before-Tax Contributions that exceed the Code Section 402(g) limit (or the limit described in Appendix A, as applicable) will be made as After-Tax Contributions to the Participant's account. No Participant shall be allowed to make Before-Tax Contributions and After-Tax Contributions that in the aggregate exceed the aggregate contribution limit described in this Section 4.2(a) and Section 4.6(a)."

            (c) The first paragraph of subsection 4.5(a) of the Plan is hereby deleted and the following new first paragraph is inserted in its place, effective as of January 1, 2002:

                  "(a)  Employee After-Tax Contributions. Subject to the
            limitations of Sections 4.2(a), 4.3 and 5.1, each Active Participant may contribute to the Trust as an Employee After-Tax Contribution a minimum of 1% up to a maximum of 50% of his or her Compensation (in increments of 1%) as such Participant may determine in accordance with such rules as the Administrative Committee, in its discretion, specifies from time to time. Notwithstanding the foregoing, the aggregate percentage of Compensation that a Participant may elect to contribute to the Plan pursuant to this Section 4.5 and Section 4.2 of the Plan may not exceed 50%. However, After-Tax Contributions of Active Participants who are Highly Compensated Employees shall be limited to a maximum of 5% of Compensation, although the Administrative Committee may change this 5% limit from time to time in order to ensure compliance with the non-discrimination rules of Code Section 401(m). Employee After-Tax Contributions shall be made by payroll deduction. As a condition to making Employee After-Tax Contributions by payroll deduction, a Participant shall consent (in a manner prescribed by the Administrative Committee, which may include the use of electronic transmissions and/or interactive voice response system) to having the amount thereof withheld from his or her pay by the Employer."

      4. By adding a new Appendix A, attached hereto as Exhibit I, which shall be effective as of the dates stated therein.

      *                                 *                                 *

      IN WITNESS WHEREOF, the duly authorized Members of the Administrative Committee have executed this Amendment No. 1 to the Kellogg Company -- Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan (as amended and restated effective January 1, 1997 with amendments through January 1, 2002) effective as of the date first stated above.

                                        KELLOGG COMPANY - BAKERY,
                                        CONFECTIONERY, TOBACCO WORKERS AND
                                        GRAIN MILLERS

                                        FOR THE UNION

                                        _______________________________________



                                        _______________________________________



                                        FOR THE EMPLOYER (KELLOGG USA INC.)

                                        _______________________________________